UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

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CHART INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

April 8, 2014

To the Stockholders of Chart Industries, Inc.:

This year’s Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Eastern Time, on Thursday, May 22, 2014 at the company’s headquarters located at One Infinity Corporate Centre Drive, 1st Floor, Garfield Heights, Ohio 44125-5370. We will be reporting on Chart’s activities and you will have an opportunity to ask questions about our operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy card as soon as possible or the submission of a proxy by telephone or the internet by following the instructions on the proxy card would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your previously submitted proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Chart Industries, Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,

Samuel F. Thomas

Chairman, Chief Executive Officer and President

CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2014

To the Stockholders of Chart Industries, Inc.:

The Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Eastern Time, on Thursday, May 22, 2014 at the company’s headquarters located at One Infinity Corporate Centre Drive, 1st Floor, Garfield Heights, Ohio 44125-5370, for the following purposes:

1.	To elect eight directors for a term of one year;

2.	To ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, to examine the financial statements of the company for the year ending December 31, 2014;

3.	To approve, on an advisory basis, the company’s executive compensation;

4.	To approve and adopt the Chart Industries, Inc. Cash Incentive Plan; and

5.	To transact any other business as may properly come before the Annual Meeting.

Only holders of the company’s common stock of record as of the close of business on Tuesday, March 25, 2014 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or submit a proxy by telephone or the internet by following the instructions on the proxy card. Stockholders who attend the Annual Meeting may revoke their previously submitted proxy and vote in person.

By Order of the Board of Directors,

Samuel F. Thomas

Chairman, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT

WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Mailed on or about April 8, 2014

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chart Industries, Inc. (the “Company”, “Chart” or “we”) for use at the Annual Meeting of Stockholders of the Company on May 22, 2014 at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Why do the proxy materials contain information regarding the internet availability of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company will provide access to our proxy materials over the internet. Proxy materials for the Company’s Annual Meeting, including the 2013 Annual Report and this proxy statement, are available over the internet by accessing http://www.chartindustries.com/proxy2014. While the Company elected to mail complete sets of the proxy materials for this year’s Annual Meeting, in the future you may receive only a Notice of Internet Availability of Proxy Materials and you will have to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request an additional printed copy are available at http://www.chartindustries.com/proxy2014. You also can obtain a printed copy of this proxy statement, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125, or by submitting a request via email to matt.klaben@chartindustries.com or by telephone at (216) 626-1216.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding our common stock (“Common Stock”) for expenses incurred in sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview.

What voting rights do I have as a Stockholder?

On each matter to be voted on, you have one vote for each outstanding share of our Common Stock you own as of March 25, 2014, the record date for the Annual Meeting. Only stockholders of record at the close of business on March 25, 2014 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 30,465,937 shares of Common Stock outstanding and entitled to vote. Stockholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

If you are a stockholder of record, you can vote: (i) in person at the Annual Meeting; or (ii) by signing and mailing in your proxy card in the enclosed envelope; or (iii) by submitting a proxy by telephone by calling 1-800-690-6903 or via the Internet at www.proxyvote.com. Stockholders who wish to attend the Annual Meeting in person may receive directions to the Annual Meeting location by contacting our Secretary at 216-626-1216. Proxies submitted via the telephone or internet must be received by 11:59 p.m. Eastern Time on May 21, 2014. More detailed instructions are included on the proxy card. In order to submit a proxy via the telephone or internet, you must have the enclosed proxy card available and follow the instructions on the proxy card.

If you are a stockholder of record, the proxy holders will vote your shares based on your directions. If you sign and return your proxy card, but do not properly direct how your shares of Common Stock should be voted, the proxy holders will vote “FOR” the director nominees, “FOR” the ratification of Ernst & Young LLP, “FOR” the approval, on an advisory basis, of the Company’s executive compensation, and “FOR” the approval of the Chart Industries, Inc. Cash Incentive Plan (the “Cash Incentive Plan”). The proxy holders will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares of Common Stock through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary (we must receive your new proxy card before the Annual Meeting begins), or you may attend the Annual Meeting and vote in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy, rather you must notify a Chart representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve each of the proposals?

•

Election of Directors (Proposal 1). The nominees receiving the greatest number of votes will be elected (plurality). However, we have adopted a majority voting policy that is applicable in uncontested elections of directors. This means that the plurality standard will determine whether a director nominee is elected, but our majority voting policy will further require that the number of votes cast “for” a director must exceed the number of votes “withheld” from that director or the director must submit his or her resignation. The Nominations and Corporate Governance Committee, or, in limited circumstances, the Board, would then consider whether to recommend that the Board accept or reject the resignation (see “Corporate Governance and Related Matters—Corporate Governance Guidelines—Majority Voting Policy” herein for additional details). A proxy card marked “Withhold” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

•

Auditor Ratification (Proposal 2). Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the ratification.

•

Approval, on an advisory basis, of the Company’s executive compensation (Proposal 3). The executive compensation advisory vote will be decided by the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the proposal. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our executive compensation program.

•

Approval of Cash Incentive Plan (Proposal 4). Approval and adoption of the Cash Incentive Plan requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of this proposal.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of Common Stock outstanding on the record date is represented, in person or by proxy, at the Annual Meeting. With 30,465,937 shares outstanding as of the close of business on the record date, stockholders representing at least 15,232,969 shares will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can Stockholders make proposals for the 2014 Annual Meeting?

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy statement for the Annual Meeting, the Company must have received such proposals no later than December 10, 2013.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting. The Company’s By-Laws require all stockholders who intend to make proposals at an annual meeting to submit their proposals to the Company within specific dates in order to be eligible for consideration at an annual meeting. See “Corporate Governance and Related Matters—Stockholder Communications with the Board” and “Stockholder Proposals for 2015 Annual Meeting” for a detailed discussion of this By-Laws provision. To be eligible for consideration at the Annual Meeting for 2014, proposals that were not submitted for inclusion in the proxy statement by December 10, 2013 must have been received by the Company no earlier than January 23, 2014 and no later than February 22, 2014. The Company has not received any stockholder proposals for the 2014 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our Common Stock as of March 25, 2014 by:

•	each person who is known by us to own beneficially more than 5% of our Common Stock;

•	each director and nominee for election as director, and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Holder	Number	Percent of Common Stock
Artisan Partners Limited Partnership(2)	2,464,478	8.1%
The Vanguard Group(3)	1,786,460	5.9%
BlackRock, Inc.(4)	1,767,793	5.8%
Samuel F. Thomas(5)	416,304	1.4%
Michael F. Biehl(6)	28,871	*
Matthew J. Klaben(7)	43,031	*
Kenneth J. Webster(8)	10,650	*
W. Douglas Brown(9)	5,181	*
Richard E. Goodrich(10)	5,091	*
Steven W. Krablin(11)	9,063	*
Michael W. Press(12)	7,029	*
Thomas L. Williams(13)	2,980	*
Terrence J. Keating(14)	0	*
Elizabeth G. Spomer(15)	0	*
All directors and officers as a group (9 persons)(16)	528,200	1.7%

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise or conversion of outstanding options and stock rights covering Common Stock, if any, exercisable by such owner within 60 days after March 25, 2014, but no exercise of outstanding options or stock rights covering Common Stock held by any other person.
(2)	According to a Schedule 13G filed with the SEC on March 24, 2014, Artisan Partners Limited Partnership, for itself and Artisan Investments GP LLC, Artisan Partners Holdings LP and Artisan Partners Asset Management Inc. (collectively, “Artisan”), reported beneficial ownership of an aggregate of 2,464,478 shares, including shared voting power over 2,272,548 shares and shared dispositive power over 2,464,478 shares. Artisan is located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.
(3)	According to a Schedule 13G filed with the SEC on February 12, 2014, The Vanguard Group, for itself and Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. (collectively, “Vanguard”), reported beneficial ownership of an aggregate of 1,786,460 shares, including sole voting power over 42,654 shares, sole dispositive power over 1,746,006 shares, and shared dispositive power over 40,454 shares. In its Schedule 13G, Vanguard further specified that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. are wholly-owned subsidiaries of The Vanguard Group, Inc. and are beneficial owners of 40,454 shares and 2,200 shares, respectively. Vanguard is located at 100 Vanguard Blvd., Malvern, PA 19355.
(4)

According to a Schedule 13G filed with the SEC on January 28, 2014 by BlackRock, Inc., reporting beneficial ownership for itself and BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Japan Co. Ltd. and BlackRock Life Limited (collectively “BlackRock”),

BlackRock reported having sole voting power over 1,678,543 shares and sole dispositive power over 1,767,793 shares. BlackRock is located at 40 East 52nd Street, New York, New York 10022.
(5)	Mr. Thomas is a director and executive officer of the Company. Shares beneficially owned by Mr. Thomas include 174,795 shares which he has the right to acquire within 60 days of March 25, 2014 through the exercise of stock options, 28,275 shares which are owned by his spouse and 184,020 shares held by separate trusts for the benefit of Mr. Thomas’ family.
(6)	Mr. Biehl is an executive officer of the Company. Shares beneficially owned by Mr. Biehl include 7,220 shares which he has the right to acquire within 60 days of March 25, 2014 through the exercise of stock options and 15,500 shares held by Mr. Biehl’s spouse in a family trust.
(7)	Mr. Klaben is an executive officer of the Company. Shares beneficially owned by Mr. Klaben include 18,830 shares which he has the right to acquire within 60 days of March 25, 2014 through the exercise of stock options.
(8)	Mr. Webster is an executive officer of the Company. Shares beneficially owned by Mr. Webster include 3,995 shares which he has the right to acquire within 60 days of March 25, 2014 through the exercise of stock options.
(9)	Mr. Brown is a director of the Company. Shares beneficially owned by Mr. Brown include 717 vested stock units which previously have been deferred.
(10)	Mr. Goodrich is a director of the Company.
(11)	Mr. Krablin is a director of the Company. Shares beneficially owned by Mr. Krablin include 8,843 vested stock units which previously have been deferred.
(12)	Mr. Press is a director of the Company.
(13)	Mr. Williams is a director of the Company.
(14)	Mr. Keating is a nominee for election as a director of the Company.
(15)	Ms. Spomer is a nominee for election as a director of the Company.
(16)	The number of shares shown as beneficially owned by the Company’s directors and executive officers as a group includes 204,840 shares which the Company’s directors and executive officers as a group have the right to acquire within 60 days of March 25, 2014.
*	Less than 1%.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s By-Laws permit the Board of Directors to establish by resolution the authorized number of directors. Upon the recommendation of the Nominations and Corporate Governance Committee, the Board has raised the authorized number of directors from seven to eight, and nominated for election at the Annual Meeting a slate of eight director nominees, including two new nominees. The Board is currently composed of six members, with a vacancy left by the death of James M. Tidwell, who served as our director until May 2013. The Nominations and Corporate Governance Committee conducted a search to fill the Board’s vacancy and, in the course of its search, identified two new nominees, Mr. Keating and Ms. Spomer, each of whom are described in more detail below.

Upon the recommendation of the Nominations and Corporate Governance Committee, the Board has also nominated each of the six current directors as well as Mr. Keating and Ms. Spomer to stand for election. Each director and director nominee elected at the Annual Meeting will serve a one year term. Each of the eight nominees has indicated his or her willingness to serve if elected, but if any of the nominees should become unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee, unless instructions are given to the contrary.

The table below provides each nominee’s name, age as of March 25, 2014, and existing position with the Company:

Name	Age	Position
Samuel F. Thomas	62	Chairman of the Board of Directors, Chief Executive Officer, and President
W. Douglas Brown	68	Director
Richard E. Goodrich	70	Director
Terrence J. Keating	64	Director Nominee
Steven W. Krablin	63	Director
Michael W. Press	66	Director
Elizabeth G. Spomer	56	Director Nominee
Thomas L. Williams	55	Director

The biographies below describe the skills, attributes and experience of the nominees that led the Board, and the Nominations and Corporate Governance Committee, to determine it appropriate to nominate these directors.

Samuel F. Thomas has served as Chairman of our Board of Directors since March 2007 and has served as our Chief Executive Officer and President and as a member of our Board of Directors since October 2003. Prior to joining the Company, Mr. Thomas was Executive Vice President of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. In addition to his most recent position at ESAB, Mr. Thomas was responsible for ESAB N. America during his employment at ESAB Holdings Ltd. Prior to joining ESAB in February 1999, Mr. Thomas was Vice President of Friction Products for Federal Mogul, Inc. Prior to its acquisition by Federal Mogul in 1998, Mr. Thomas was employed by T&N plc from 1976 to 1998, where he served from 1991 as chief executive of several global operating divisions, including industrial sealing, camshafts and friction products.

In light of our business and structure, the Board nominated Mr. Thomas to serve on our Board of Directors for the following reasons. We have significant operations in the industrial gas, energy, and biomedical industries. Mr. Thomas has extensive executive-level experience in our industries as well as in manufacturing, sales and marketing and operations. In his capacity as our President and CEO, he has gained invaluable experience and familiarity with our day-to-day operations. We also have a substantial international presence and Mr. Thomas has significant international experience gained while with ESAB Holdings Ltd. and T&N plc. This breadth of business experience demonstrates his leadership skills and success in areas of importance to us and the Board believes that Mr. Thomas’ service will enhance the knowledge of the Board.

W. Douglas Brown has been a member of our Board of Directors since May 2008. Mr. Brown served as Vice President, General Counsel and Secretary at Air Products and Chemicals, Inc. (“Air Products”), a global supplier of industrial gases, performance materials and equipment and services, from 1999 until his retirement in 2007. Prior to that, Mr. Brown held General Counsel and various administrative positions with Air Products and its affiliates, including engineering, construction and energy-related businesses, from 1975.

In light of our business and structure, the Board nominated Mr. Brown to serve on our Board of Directors for the following reasons. Mr. Brown has a great deal of experience in the industrial gas industry, a significant industry for our Company, through his decades of experience in the industry and service of Air Products. Further, as former General Counsel of Air Products, Mr. Brown brings substantial legal, corporate governance and international experience to the Board. Mr. Brown also has relevant engineering, biomedical, construction and energy industry experience. The Board believes that Mr. Brown’s service will enhance the knowledge of the Board and provide useful insights to management.

Richard E. Goodrich has been a member of our Board of Directors since August 2006. Mr. Goodrich is a retired Executive Vice President and Chief Financial Officer of Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company that provides services to customers in the chemicals and energy industries. Prior to retiring, Mr. Goodrich served as Executive Vice President and Chief Financial Officer of CB&I from 2001 to 2005, and until June 2006, as acting Chief Financial Officer. Mr. Goodrich has also served as a director of Thermon Group Holdings, Inc. since April 2010 and GSE Holding Inc. since 2004.

In light of our business and structure, the Board nominated Mr. Goodrich to serve on our Board of Directors for the following reasons. Mr. Goodrich brings significant financial and strategic expertise to the Board, having previously served as the Chief Financial Officer of CB&I, a publicly traded company. Our Board has determined that Mr. Goodrich qualifies as a “financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. Further, his background at CB&I included decades of engineering, procurement and construction, energy industry, corporate development and international experience, which are important to us. The Board believes that Mr. Goodrich’s service will enhance the knowledge of the Board and provide useful insights to management.

Terrence J. Keating was Chairman of Accuride Corporation, a manufacturer and supplier of commercial vehicle components, from January 2007 until December 2008. He initially was elected as a director of Accuride in May 2002. Mr. Keating served as Chief Executive Officer of Accuride from May 2002 to October 2007 and was President of Accuride from May 2002 to January 2006. Prior to that, Mr. Keating held various executive and management positions at Accuride and other manufacturers in the commercial vehicle and other industries. Mr. Keating is also a board member of A. M. Castle & Co. and Dana Holding Corporation.

In light of our business and structure, the Board nominated Mr. Keating to serve on our Board of Directors for the following reasons. Mr. Keating’s background as a former Chairman and Chief Executive Officer of a public company in the commercial vehicle market provides the Board the valuable perspective of a seasoned executive with extensive knowledge of business operations in the vehicle equipment and automotive market, which have become increasingly important to the Company. Mr. Keating also has experience leading public company operations and overseeing financial reporting, which will enhance the knowledge of the Board and provide useful insights to management.

Steven W. Krablin has been a member of our Board of Directors since July 2006. Mr. Krablin served as President, Chief Executive Officer and Chairman of the Board of T-3 Energy Services, Inc. (“T-3”), an oilfield services company that manufactures products used in the drilling, production and transportation of oil and gas, from March 2009 until the sale of T-3 in January 2011. Prior to his employment with T-3, Mr. Krablin was a private investor since April 2005. From January 1996 until his retirement in April 2005, Mr. Krablin served as Senior Vice President and Chief Financial Officer of National Oilwell Varco Inc. or its predecessors, a manufacturer and distributor of oil and gas drilling equipment and related services and products. Prior to 1996,

Mr. Krablin served as Senior Vice President and Chief Financial Officer of Enterra Corporation until its merger with Weatherford International, Inc. Mr. Krablin also serves as a director of Hornbeck Offshore Services, Inc. and Penn Virginia Corporation.

In light of our business and structure, the Board nominated Mr. Krablin to serve on our Board of Directors for the following reasons. Mr. Krablin offers significant strategic and financial experience, having served as the Chief Executive Officer, Chief Financial Officer, and a director of public companies. Our Board has determined that Mr. Krablin qualifies as a “financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. He has extensive experience in the energy and manufacturing industries in which we are heavily involved. Mr. Krablin also has international, corporate development, operations and sales and marketing experience, all of which are important to us. The Board believes that Mr. Krablin’s experience will enhance the knowledge of the Board and provide useful insights to management.

Michael W. Press has been a member of our Board of Directors since August 2006 and has been designated as our Lead Independent Director. Mr. Press has been self-employed since 2001. Prior to that, he spent 27 years in the energy industry in senior management and executive positions. From 1997 to 2001, Mr. Press was Chief Executive Officer of KBC Advanced Technologies plc, a publicly traded international petroleum and petrochemicals consulting and software firm. Mr. Press has served as a director of Thermon Group Holdings, Inc. since May 2011 and as senior independent director of Lamprell plc since May 2013. Mr. Press also served as senior independent director of Petrofac Ltd. from 2002 to 2010 and as a director of T-3 Energy Services, Inc. from 2004 to 2009.

In light of our business and structure, the Board nominated Mr. Press to serve on our Board of Directors for the following reasons. Mr. Press has substantial experience as a director and executive officer of publicly held companies and over 30 years of international energy industry experience, including senior executive positions at The Standard Oil Company, British Petroleum plc, BP America and Amerada Hess Corporation. He was also, as noted above, the Chief Executive Officer of KBC from 1997-2001. Mr. Press also has manufacturing, operations, finance, corporate governance and corporate development experience. The Board believes that Mr. Press’ experience will enhance the knowledge of the Board and provide useful insights to management.

Elizabeth G. Spomer has served as Senior Vice President, Global Business Development since 2012 for BG Group plc, a multinational energy company engaged in the exploration, development and production of natural gas and oil. Ms. Spomer joined BG Group in 2002, as Chief Executive Officer of BG LNG Services and, from 2004 to 2011, Ms. Spomer served as Senior Vice President, Business Development—Americas and Global LNG Region. Prior to joining BG Group, Ms. Spomer was employed from 1998 by BP plc, a multinational energy company with integrated operations in the oil and gas industry, most recently as Vice President of Asia Pacific Global LNG. Prior to that, Ms. Spomer was with Amoco Production Company, a global chemical and oil company, before it merged with BP plc, and she worked with other energy companies in various management positions earlier in her career.

In light of our business and structure, the Board nominated Ms. Spomer to serve on our Board of Directors for the following reasons. Ms. Spomer has over 25 years of experience in international exploration, development and production of natural gas and oil. She has held senior and executive-level positions throughout her career, both in BG Group and earlier at BP and Amoco. As a multinational manufacturer with significant focus on LNG applications, we will benefit substantially from Ms. Spomer’s international background and LNG experience. The Board believes that Ms. Spomer’s experience will enhance the knowledge of the Board and provide useful insights to management.

Thomas L. Williams has been a member of our board of Directors since May 2008. Since 2008, Mr. Williams has served as Executive Vice President and Operating Officer of Parker Hannifin Corporation (“Parker Hannifin”), a manufacturer of motion and control technologies. Mr. Williams joined Parker Hannifin in 2003 as Vice President Operations—Hydraulics Group and became President—Instrumentation Group in 2005 and Senior Vice President—Operating Officer in 2006. Prior to joining Parker Hannifin, Mr. Williams was employed by General Electric Company from 1981 to 2003, where he held various executive operating positions for four different business groups: GE Capital, Aircraft Engines, Lighting and Locomotives.

In light of our business and structure, the Board nominated Mr. Williams to serve on our Board of Directors for the following reasons. Mr. Williams has over 32 years of international operations and manufacturing experience, including through substantial service in executive-level positions, at General Electric and Parker Hannifin. As a multinational manufacturer, we benefit substantially from Mr. Williams’ background in this area. Mr. Williams also has sales, marketing and corporate development experience, all of which are important to us. The Board believes that Mr. Williams’ experience will enhance the knowledge of the Board and provide useful insights to management.

Our Board of Directors unanimously recommends that you vote FOR the election of the eight candidates for director.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

The Company’s Corporate Governance Guidelines and the NASDAQ listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a director or Board Committee member. A director is not independent if he or she fails to satisfy the standards for independence under the NASDAQ listing standards, the rules of the SEC, and any other applicable laws, rules and regulations.

The Board of Directors conducts an annual review of director independence. In this review, the Board considers transactions, relationships and arrangements between the Company and each director or immediate family member of the director. The Board of Directors also considers transactions, relationships and arrangements between the Company’s senior management and each director or immediate family member of the director. In February and March 2014, the Board of Directors performed its director independence review for 2014.

As a result of this review, the Board of Directors determined that five of our six current directors, and each of the two new director nominees, are independent, and all members of the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee are independent under relevant standards and requirements applicable to the Board of Directors as well as its committees. The Board of Directors determined that Messrs. Brown, Goodrich, Keating, Krablin, Press and Williams and Ms. Spomer satisfy the NASDAQ independence requirements. Mr. Thomas is not considered to be independent because of his position as President and Chief Executive Officer of the Company. James M. Tidwell was a member of the Board of Directors from July 2007 until his death in May 2013. Mr. Tidwell was a member of our Audit Committee and Nominations and Corporate Governance Committee and had been affirmatively determined by the Board of Directors to be independent under the relevant standards and requirements applicable to the Board of Directors and its committees.

In the course of determining the independence of Mr. Williams, the Board specifically considered that Mr. Williams is Executive Vice President and Operating Officer of Parker Hannifin. From time to time, in the ordinary course of business, the Company makes sales to, or purchases from, Parker Hannifin. These amounts are, and have historically been, de minimis in nature. The Board does not believe that this relationship impairs the independence of Mr. Williams, or that Mr. Williams has any material interest in any transaction between the Company and Parker Hannifin.

Information Regarding Meetings and Committees of the Board of Directors

There were six meetings of the Board of Directors during the fiscal year ended December 31, 2013. Each current director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he served as a director and (2) the total number of meetings held by committees of the Board on which he served. Board members are also expected to attend our Annual Meeting of Stockholders, and all current members attended the May 2013 Annual Meeting.

In fiscal year 2013, of the six meetings of the Board of Directors, there were five regular meetings and five executive sessions. Executive sessions are generally held in connection with each regularly scheduled Board meeting and are presided over by the Lead Independent Director, identified in the table below. The Board has three standing committees that conduct regular business: an Audit Committee; a Compensation Committee; and a Nominations and Corporate Governance Committee. In addition, the Board also maintains a Special Stock Plan Committee to which the Compensation Committee delegated limited authority to grant certain equity awards, under the Chart Industries, Inc. 2009 Amended and Restated Omnibus Equity Plan (the “Omnibus Equity Plan”),

to key employees other than executive officers and our business group presidents. The Special Stock Plan Committee is described in more detail below. Current committee memberships are described in the following table:

	Audit Committee	Compensation Committee	Nominations and Corporate Governance Committee
W. Douglas Brown	Alternate Member	Chairman	Member
Richard E. Goodrich	Member, Financial Expert	Member
Steven W. Krablin	Chairman, Financial Expert	Member
Michael W. Press (Lead Independent Director)	Member		Chairman
Thomas L. Williams		Member	Member

The Board of Directors may change committee membership from time to time on the recommendation of the Nominations and Corporate Governance Committee. If elected, it is expected that Mr. Keating and Ms. Spomer will serve on various Board committees, which will affect the current committee composition. The last change to the committee structure occurred in August 2013, when Mr. Brown was appointed an alternate Audit Committee member to serve in the event of an absence of an existing member of the Audit Committee. Prior to that, the last changes to regular committee structure occurred in 2011, when Mr. Press joined the Audit Committee and left the Compensation Committee, and Mr. Brown joined the Compensation Committee and left the Audit Committee. In 2011, Mr. Brown also became Chairman of the Compensation Committee.

Nominations and Corporate Governance Committee

The Company’s Nominations and Corporate Governance Committee currently consists of three members: W. Douglas Brown, Michael W. Press and Thomas L. Williams. Mr. Press serves as the chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee met five times during fiscal year 2013. The Nominations and Corporate Governance Committee is governed by the Nominations and Corporate Governance Committee Charter, which was adopted by the Board of Directors, a copy of which is available at www.chartindustries.com by clicking on the link for Investor Relations. You also can obtain a printed copy of the Nominations and Corporate Governance Committee Charter, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

The Nominations and Corporate Governance Committee is responsible for, among other things: (1) developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us, (2) developing and recommending to the Board of Directors compensation for Board members, (3) consulting with our Audit Committee and the Board of Directors regarding the adoption of codes of conduct applicable to all employees and directors when required by the rules of NASDAQ and adopting procedures for monitoring and enforcing compliance with such codes of conduct, (4) reviewing our compliance with state and federal corporate governance laws and regulations and with the NASDAQ corporate governance listing requirements, (5) making recommendations to the Board of Directors regarding the size and composition of the Board of Directors, (6) establishing criteria for the selection of new directors to serve on the Board of Directors and reviewing the appropriate skills and characteristics required of directors, (7) identifying, screening and recommending nominees to be proposed by us for election as directors at the Annual Meeting of Stockholders, or to fill vacancies, (8) considering and reviewing the qualifications of any nominations of director candidates validly made by stockholders, (9) reviewing the committee structure of the Board of Directors and recommending directors to serve as members of each committee, and (10) establishing criteria for, overseeing the process for, and leading the annual performance self-evaluation of the Board of Directors and each committee.

The current new director nominees, Mr. Keating and Ms. Spomer, were identified to the Nominations and Corporate Governance Committee by a professional search firm. In addition to searches performed by professional search firms, prospective director nominees are also identified through contacts of the members of the Board of Directors or members of senior management, or through recommendations of potential candidates by stockholders, employees or others. The Nominations and Corporate Governance Committee will evaluate director nominees, including nominees who are submitted to the Company by a stockholder. Once a prospective director nominee has been identified, the Nominations and Corporate Governance Committee uses the information provided to it, and information gathered through its own inquiries, to make an initial determination regarding the suitability and qualifications of the proposed candidate. In selecting new directors of the Company, consideration is given to individual director candidates’ personal qualities and abilities, the collective Board members’ skills and aptitudes for conducting oversight of the Company and its management, and duties imposed by law and regulation. Important factors include:

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Each director must, as determined by the Board, be qualified to perform duties of a director in accordance with the Delaware General Corporation Law as evidenced by the director’s experience, accomplishments, skills and integrity;

•	Directors must be persons possessing the highest personal values and integrity;

•	Directors must be able to perform their duties in the best interests of the Company and its stockholders, without conflicts of interest;

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Ensuring that the Company complies with all legal and regulatory requirements concerning the independence and composition of the Audit, Nominations and Corporate Governance, Compensation and any other committees of the Board, subject to any exemptions provided by the Listing Standards of the NASDAQ;

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Collectively, Board members will bring to the Company a broad range of complementary skills (such as an understanding of finance, manufacturing, operations, strategy and development, industrial gas, biomedical and energy markets, sales and marketing, public company governance and international background), educational and professional expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive, and effective Board; and

•	Directors will have experience in policy-making levels of business and must have an aptitude for evaluating business matters and making practical and mature judgments.

Directors must also have time available to devote to Board activities and the ability to work collegially with other Board members. In determining whether to recommend a director for re-election, the Nominations and Corporate Governance Committee also considers a director’s past attendance at meetings and participation in and contribution to the activities of the Board of Directors. At all times, at least one member of the Board must meet the definition of “financial expert”, as defined in Item 407(d)(5)(ii) of Regulation S-K, and serve on the Company’s Audit Committee.

The Nomination and Corporate Governance Committee considers all of the foregoing factors, among others, in identifying director candidates. However, the Company does not have a policy that requires us to only consider the impact of any one factor by itself. In considering whether to recommend any candidate, including candidates recommended by stockholders, the Nominations and Corporate Governance Committee applies the factors set forth in our Corporate Governance Guidelines and the Nominations and Corporate Governance Committee Charter, which provide that diversity should be considered in the director identification and nomination process. The Committee seeks nominees with a diversity of experience, professions, skills, gender, race, geographic representation and backgrounds that collectively will build a capable, responsive and effective Board that is prepared to address the Company’s strategic, oversight and governance challenges. The Nominations and Corporate Governance Committee does not assign specific weight to particular factors, although any qualified nominee should have a core skill set that enables the nominee to serve the Company well as a director. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities.

The Nominations and Corporate Governance Committee will consider potential candidates recommended by stockholders, current directors, Company officers, employees and others. The Nominations and Corporate Governance Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Company pursuant to the requirements described under the caption “Stockholder Communications with the Board” below. Stockholder recommendations for director nominations will be forwarded to the Nominations and Corporate Governance Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Nominations and Corporate Governance Committee to evaluate the qualifications and experience of the nominees. See “Stockholder Communications with the Board” for more information about our advance notice requirements for stockholder nominations of director candidates.

Audit Committee

Our Audit Committee currently consists of three regular members: Richard E. Goodrich, Steven W. Krablin and Michael W. Press, with W. Douglas Brown serving as an alternate member. During 2013, Mr. Brown was not required to participate in any Audit Committee meetings as an alternate member. Mr. Krablin serves as the Audit Committee chairman. The Audit Committee met six times during fiscal year 2013. The Audit Committee is governed by the Audit Committee Charter, which was adopted by the Board of Directors, a copy of which is available at www.chartindustries.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

The Audit Committee is responsible for, among other things: (1) appointing, retaining, compensating, evaluating and terminating our independent registered public accounting firm and approving in advance any audit or non-audit engagement or relationship between us and such auditor; (2) approving the overall scope of the audit; (3) assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the independent registered public accounting firm’s performance, and our internal audit function and our compliance with legal and regulatory requirements; (4) annually reviewing the independent registered public accounting firm’s report describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or regulatory review of the independent registered public accounting firm; (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm; (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; (7) discussing with management the Company’s major risk exposures and processes to monitor and control those exposures, including risk assessment and risk management policies; (8) meeting separately, periodically, with management, internal auditors and the independent registered public accounting firm; (9) reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response; (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm; (11) annually reviewing the adequacy of the Audit Committee’s written charter; (12) reviewing with management any legal matters that may have a material impact on us and our financial statements; (13) reviewing the operation of the internal audit function including the quality and adequacy of internal controls and significant reports to management; and, (14) reporting regularly to the full Board of Directors.

Our Board has determined that each of Messrs. Goodrich, Krablin, Press, and our alternate Audit Committee Member, Mr. Brown, satisfies the current independence standards of NASDAQ and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board of Directors has determined that each of Messrs. Goodrich and Krablin qualify as an Audit Committee “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members of the Audit Committee satisfy the NASDAQ financial knowledge and sophistication requirements.

Compensation Committee

Our Compensation Committee currently consists of four members: W. Douglas Brown, Richard E. Goodrich, Steven W. Krablin and Thomas L. Williams. Mr. Brown serves as the Compensation Committee chairman. The Compensation Committee met six times during fiscal year 2013. Our Board has determined that each of Messrs. Brown, Goodrich, Krablin and Williams satisfies the current independence standards of NASDAQ and Rule 10C-1 of the Exchange Act. The Compensation Committee is governed by the Compensation Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chartindustries.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

The Compensation Committee is responsible for, among other things: (1) reviewing key employee compensation policies, plans and programs; (2) reviewing and approving the compensation of our chief executive officer and other executive officers; (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers; (4) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters; (5) administration of stock plans and other incentive compensation plans; (6) overseeing compliance with any applicable compensation reporting requirements of the SEC; (7) approving the appointment and removal of trustees and investment managers for pension fund assets; (8) retaining consultants to advise the committee on executive compensation practices and policies; (9) establishing and periodically reviewing succession plans for our executive officers and others; and, (10) handling such other matters that are specifically delegated to the Compensation Committee by the Board of Directors from time to time.

To further assist it in carrying out its responsibilities, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent, nationally recognized, compensation consulting firm to assist in the evaluation of our executive compensation structure and expenses. The Compensation Committee may change its compensation consultant from time to time in its sole discretion. Prior to engaging Meridian to provide consulting services for 2014, the Compensation Committee considered representations from Meridian demonstrating Meridian’s independence under applicable NASDAQ standards.

In 2013, Meridian’s duties and responsibilities included:

•	Providing information and advice relative to base salary, annual incentive compensation targets, and long-term incentive compensation award decisions for executive officers;

•	Providing information and advice on the selection of companies and groups of companies against which to benchmark executive compensation;

•	Providing information on compensation paid by peer companies and companies in broader industry groups to their executive officers;

•	Providing information and advice regarding market practices as to various executive compensation arrangements;

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Evaluating the competitiveness of the total direct compensation of the Company’s executive officers and other executives and each of its individual components, including base salary, annual bonus and long-term incentive awards;

•	Advising the Compensation Committee on alternative structures, forms of compensation, performance measures and allocation considerations;

•	Providing information and advice about changes in executive compensation practices, trends and regulation; and

•	Assisting with the annual review of director compensation.

Special Stock Plan Committee

In October 2012, the Board established the Special Stock Plan Committee of the Board of Directors. The Special Stock Plan Committee currently consists of two members: Samuel F. Thomas and W. Douglas Brown. The Special Stock Plan Committee was created to provide the Compensation Committee with the ability to delegate authority to grant a limited quantity of equity awards under the Omnibus Equity Plan to key employees other than our executive officers and business group presidents. The Special Stock Plan Committee does not hold regularly scheduled meetings, but rather takes action as necessary to fulfill its purpose of allowing the Company to provide limited equity awards to those employees under parameters preapproved by the Compensation Committee without incurring the time and expense of approval of individual awards by the Compensation Committee.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each of the other executive officers. Based on this review and his analysis of data provided by the compensation consultant as to compensation practices among our peer group and broader industry groups, he makes compensation recommendations to the Compensation Committee, including recommendations for salary adjustments, if any, annual cash incentives, and long-term and short-term awards. Although the Compensation Committee considers these recommendations when making decisions regarding executive compensation, it retains full discretion to set all compensation for our executive officers.

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer, and we have a Lead Independent Director. Mr. Thomas has served as our Chairman of the Board of Directors, Chief Executive Officer and President since March 2007. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization, which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. Thomas is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our otherwise independent Board and the roles played by our Lead Independent Director. Given Mr. Thomas’ past performance in the roles of Chairman of the Board and Chief Executive Officer, at this time the Board believes that combining the positions continues to be the appropriate leadership structure for our Company and does not impair our ability to continue to practice good corporate governance. Mr. Press is our Lead Independent Director. His duties as Lead Independent Director include leading the Board executive sessions and meetings of the Board at which the Chairman is not present, coordinating the activities of independent directors, liaising between Mr. Thomas and other independent directors, and receiving and managing communications from stockholders addressed to non-management directors. Our Lead Independent Director also communicates with senior management on matters of Board-level importance to our Company.

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of material risk management. In its risk oversight role, the Board of Directors reviews significant individual matters as well as risk management processes designed and implemented by management with respect to risk generally. The Board has designated the Audit Committee as the Board committee with general risk oversight responsibility. The Audit Committee quarterly discusses with management the Company’s major risk exposures and the processes management has implemented to monitor and control those exposures and broader risk categories, including risk assessment and risk management policies. Management provides to the Audit Committee quarterly reports on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. Additionally, members of our senior corporate management and senior executives of our business units regularly attend Board meetings and are available to address Board inquiries on risk oversight matters generally or on individual matters of significance to the Company. Separate and apart from the quarterly risk reviews and other communications between senior executives and the Board, many actions that potentially present a higher risk profile, such as acquisitions, material changes to our capital structure, or significant investments, require review or approval of our Board or its committees as a matter of oversight and corporate governance.

Corporate Governance Guidelines

The Board, directly and through its committees, continuously monitors emerging best practices in corporate governance and has adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines are available at www.chartindustries.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

Majority Voting Policy

The Company’s Corporate Governance Guidelines have evolved over time, as customary practice and legal requirements change, or as our Board deems appropriate from time to time. Most recently, in December 2013, the Board approved and adopted changes to the Guidelines to implement a majority voting policy in uncontested director elections. Our Corporate Governance Guidelines now require that a director nominee in an uncontested election who does not receive the affirmative vote of a majority of votes cast submit an offer of resignation to the Nominations and Corporate Governance Committee. Voter abstentions and broker non-votes are not considered votes cast for this purpose and thus are not counted as either votes “for” or “withheld” from a director’s election. An “uncontested election” is an election in which the number of director nominees does not exceed the number of directors to be elected at that meeting.

Director nominees who fail to receive the affirmative vote of a majority of votes cast in an uncontested election must promptly tender an offer of resignation for consideration by the Nominations and Corporate Governance Committee or, in limited circumstances, the Board, in accordance with the Corporate Governance Guidelines. The Nominations and Corporate Committee will then review, evaluate and make a recommendation to the Board on whether such letter of resignation should be accepted or rejected. Any director nominee that tenders a resignation pursuant to this policy will not participate in the Nominations and Corporate Governance Committee recommendation, or the Board consideration, of whether to accept or reject his or her resignation. The Nominations and Corporate Governance Committee and Board will take into account the facts and circumstances they deem appropriate in considering the offer of resignation, including those written in our Guidelines. The Board will make and publicly disclose its decision to accept or reject an offer of resignation submitted pursuant to this policy within 90 days following certification of the applicable election results. If an offer of resignation pursuant to this policy is rejected, the Board will disclose publicly its reasons for rejecting the offer.

CEO Succession Planning

We have a succession planning process in place in the event it becomes necessary to replace our CEO. Our Compensation Committee periodically reviews and is responsible for the management, oversight and monitoring of our succession planning process. We believe that having a succession planning process in place is fundamental to a comprehensive program of good corporate governance.

Code of Ethical Business Conduct and Officer Code of Ethics

The Board of Directors has adopted our Code of Ethical Business Conduct and also our Officer Code of Ethics, which are both available at www.chartindustries.com by clicking on the link for Investor Relations. You also can obtain a printed copy of these documents, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

In order to enhance employee awareness of our Code of Ethical Business and Conduct, we conduct periodic ethics and compliance training for all of our employees to provide them with the knowledge necessary to maintain our high standards of ethics and compliance. The Board of Directors has also designated Ethics Representatives and a Chief Compliance Officer for ethics to assist in the administration of and to encourage adherence with the Code of Ethical Business Conduct.

Stockholder Communications with the Board

Stockholders may communicate their concerns directly to the entire Board or specifically to non-management directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125. The status of all outstanding concerns addressed to the entire Board or only to non-management directors will be reported to the Chairman of the Board or the Lead Independent Director, respectively, on a quarterly basis. Mr. Press has been designated as the Lead Independent Director.

Stockholder recommendations for director nominations will be forwarded to the Nominations and Corporate Governance Committee to evaluate the qualifications and experience of the nominees. To be in proper written form, a stockholder’s notice proposing nominations of persons for election to the Board of Directors must set forth:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class, series and number of all shares of stock of the Company which are owned by the proposed nominee;

•	the name of each nominee holder of shares owned beneficially but not of record by the proposed nominee and the number of shares of stock held by each such nominee holder;

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whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the proposed nominee with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of the proposed nominee, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, the proposed nominee or to increase the voting power or pecuniary or economic interest of the proposed nominee with respect to the stock of the Company;

•	the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

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any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated under the Exchange Act; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination is made:

•	the name and record address of such stockholder;

•	the class, series and number of all shares of stock of the Company which are owned by such stockholder and any beneficial owner;

•	the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder;

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whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or such beneficial owner with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder or beneficial owner, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, such stockholder or beneficial owner or to increase the voting power or pecuniary or economic interest of such stockholder or beneficial owner with respect to the stock of the Company;

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a description of all agreements, arrangements, or understandings between such stockholder and any beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination is made by such stockholder and any material interest of such stockholder or beneficial owner in such nomination, including any anticipated benefit to the stockholder or beneficial owner therefrom;

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a representation that such stockholder will provide the Company in writing the information required above as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly announced;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

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any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act.

In connection with the nomination of potential directors, the advance notice requirements described above are designed to ensure that all relevant information about proposed director nominees and the proponent of any director nominee is made available for consideration by stockholders, our Board of Directors and the members of our Nominations and Corporate Governance Committee.

Our By-Laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting or at such other time as specified in our By-Laws. Our By-Laws also specify requirements as to the form and content of a stockholder’s notice. You also can obtain a printed copy of our By-Laws, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2014 Annual Meeting of Stockholders.

Compensation Committee

W. Douglas Brown, Chairman

Richard E. Goodrich

Steven W. Krablin

Thomas L. Williams

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This executive summary highlights the material components and structure of the executive compensation program for our named executive officers whose compensation is shown in the compensation tables below. We also provide an overview of our business performance in 2013 as well as other matters that we believe aid in the clear understanding of our executive compensation program. This summary should be read together with the full discussion and analysis that follows.

Fiscal 2013 Business Performance Highlights

Fiscal 2013 was another strong year for us in driving long-term stockholder value creation, including:

•	Record orders over $1.27 billion for 2013;

•	Record sales of $1.18 billion, up 16% over 2012;

•	Year-end backlog of $729 million, up 18% from year-end 2012; and

•	Operating income of $136 million, up 12% over 2012.

Achievement of this strong financial performance was largely driven by our success in meeting the challenges of increased demand, particularly with respect to our products related to natural gas and liquefied natural gas (“LNG”). Our efforts to serve the LNG fueling infrastructure build-out brought solid demand for our LNG equipment in oilfield and transportation applications, including LNG liquefiers and LNG mobile and fixed fuel stations and vehicle tanks, both in the United States and China. We continued to invest in organic growth projects in 2013, like the expansion of our facility for brazed aluminum heat exchangers (“BAHX”) in La Crosse, Wisconsin. We continued to execute on our long-term acquisition strategy in 2013 as well. We purchased 80% of Nanjing Xinye Electric Engineering Co. Ltd., which designs and sells control systems and dispensers for the LNG and industrial gas industries, and we entered into an agreement to acquire a BAHX business in Wuxi, China. We ended fiscal 2013 with $137.3 million in cash and cash equivalents and over $275 million available on our revolving credit facility. Combined with our flexible, low-cost capital structure, our strong organic earnings should provide substantial free cash flow and liquidity for our continued profitable growth. We believe we are well positioned for continued strong performance in 2014 and beyond.

Fiscal 2013 Executive Compensation Highlights

Our executive compensation was driven by the Company’s financial performance in 2013 and continued to be fundamentally performance-based. While our 2013 growth was significant, the growth realized did not meet the even higher growth targets we established for our existing businesses in early 2013, primarily as a result of continued weakness in our BioMedical business and weaker than expected performance in our Energy & Chemicals (“E&C”) business unit. As a result, our short-term cash incentive performance did not fully achieve the target cash incentive performance measures set by our Compensation Committee in early 2013. Accordingly, approved actual cash incentive compensation payouts for our executive officers were 79.67% of the target incentive compensation amounts set for 2013.

Our long-term equity incentive awards provided our executives enhanced value in 2013, as the long-term value of our stock increased based on continued, successful execution of our multi-year growth strategy.

In the limited fixed compensation category, consistent with our compensation philosophy, our executives’ 2013 base salaries were set to be competitive in relation to the median of our comparator peer group, which resulted in an increase in base salary of each of our named executive officers of between $25,000 and $35,000.

Total fiscal 2013 compensation for our named executive officers is shown in the Summary Compensation Table. Base salaries for 2013 were increased, but bonus targets as a percentage of base salaries were reduced and the value of long-term incentive compensation was increased moderately, in each case based on peer group market practices for each element of compensation. The Compensation Committee believes 2013 compensation, which did increase year over year consistent with our Company’s overall growth, is aligned with overall stockholder return and demonstrates the fundamental linkage in our executive compensation program between compensation and performance against short- and long-term goals.

Review of 2013 Say on Pay Advisory Vote

At our 2013 Annual Meeting, our stockholders had the opportunity to provide an advisory vote on the compensation paid to our executive officers, or a “say on pay” vote. Approximately 97% of the total shares represented at the 2013 Annual Meeting were cast in favor of the compensation provided to our executive officers. Accordingly, the Compensation Committee believes these results affirmed broad stockholder support of our approach to executive compensation and did not believe it was necessary to make material changes to our executive officer compensation program for 2013 and 2014 specifically in response to the advisory vote.

Background and Philosophy

The primary objective of the Compensation Committee of our Board of Directors for our executive compensation program is to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience and responsibilities.

Our Compensation Committee employs a performance-based compensation philosophy. Total compensation for each executive varies based on the Company’s achievement of measurable objectives, and the executive’s individual performance. The annual cash compensation incentive component of the executive compensation program is based on Company performance relative to operational goals, while the long-term incentive compensation component is equity-based and used to align compensation with the interests of our stockholders by incentivizing long-term value creation. For 2013, the Compensation Committee, in consultation with Meridian, continued its practice of setting compensation based on competitiveness of each element in relation to market median.

Compensation Overview

Our executive compensation program seeks to align executive officer compensation with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives. Accordingly, with the exception of base salary and a portion of our leveraged restricted share units, all of the main elements of our compensation program are linked to the Company’s financial performance. The main elements of our executive compensation program in 2013 were:

Element of Compensation	Description	Fixed or Variable Based on Performance	Primary Value to Stockholder
Base Salary	Annual salary	Fixed	Competitive compensation compared to market/retention

Short Term Incentive	Annual cash incentive compensation based on meeting pre-approved performance targets	Variable/Performance-based. Earned only to the extent performance metrics are met	Motivates executives to drive annual results that positively impact profitability and working capital

Long Term Incentives
• Stock Options	Right to purchase shares at the closing price on date of award after vesting period	Variable/Performance-based. Valuable to extent stock price increases from the date of grant	Aligns executive compensation with long-term stockholder value creation

• Performance Units	Stock awards that vest if performance relative to peer group meets pre-approved targets	Variable/Performance-based. Earned to the extent performance metrics are met	Aligns executive compensation with stockholder value creation over 3-year period

• Leveraged Restricted Share Units	Stock awards with minimum vesting amount that increases as the price of our stock increases	Variable/Primarily performance-based. Value dependent on stock price, plus award increases in size as stock price targets are exceeded	Aligns executive compensation with stockholder value creation over 3-year period, plus embedded retention features associated with minimum vesting amount

The Committee believes that targeting compensation where each element is competitive in relation to median serves the goal of retaining and appropriately compensating our executive officers while continuing to align their interests with those of our stockholders through the use of performance-based compensation, without encouraging the assumption of undue risk. This philosophy continued to drive adjustment to the compensation structure of our executive officers in 2013. The Committee believes that setting compensation where each element is competitive to median is a commonly accepted best compensation practice and continues to be appropriate for an established and growing company.

When analyzing the compensation structure in 2013 and making its decisions for 2014, the Compensation Committee considered multiple factors including:

•	the input of Meridian;

•	the experience of its members;

•	the performance of our executive officers and the Company;

•	prevailing economic conditions and the historical success of the compensation structure in achieving the objectives of the Company’s compensation programs; and

•	the advantages and disadvantages of our performance-based compensation philosophy and whether that philosophy encourages executive officers to take undue risk in order to meet compensation targets.

For further discussion of the Compensation Committee’s engagement of Meridian, see “Corporate Governance and Related Matters—Information Regarding Meetings and Committees of the Board of Directors—Compensation Committee” above.

Benchmarking Methodology

Our Compensation Committee believes that benchmarking provides useful information for assessing competitiveness of compensation for our executives relative to market counterparts. It is also helpful in evaluating the appropriateness of our current compensation objectives and philosophy. In 2012, in consultation with Meridian, the Compensation Committee shifted its benchmarking methodology to select comparator companies on an annual basis. The yearly selection of comparator companies is intended to ensure that the data used for benchmarking executive compensation remains robust and flexible, so as to provide relevant, meaningful data, as the Company and its market counterparts continue to grow and change.

In establishing target compensation for our executive officers for 2013, the Compensation Committee reviewed the benchmarking methodology and the companies it considered peers for compensation purposes, based on the following methodology. In consultation with Meridian, the Committee considered the market data for companies that participated in the Aon/Hewitt 2012—2013 Salary Increase Survey with revenues in the range of $300 million to $2 billion. As in prior years, the Committee excluded companies in industries known to have unique pay practices, such as companies in financial services, retail, utilities and defense. The data for the resulting benchmarking comparator companies (the “Compensation Peer Group”) was then used to estimate market compensation levels. The Compensation Peer Group used to inform the Company’s 2013 compensation decisions consisted of the following 36 companies with median revenues of $1.36 billion:

A.O. Smith Corporation	ICF International, Inc.

Acxiom Corporation	IDEX Corporation

Atwood Oceanics, Inc.	Martin Marietta Materials, Inc.

Barnes Group Inc.	Mueller Water Products, Inc.

Cabot Microelectrics Corporation	Navigant Consulting, Inc.

Deluxe Corporation	Nordson Corporation

Dolby Laboratories, Inc.	Olin Corporation

Duke Realty Corporation	OMNOVA Solutions Inc.

Edwards Lifesciences Corporation	Plains Exploration & Production Co.

Equifax Inc.	Rayonier Inc.

ESCO Technologies Inc.	Regency Energy Partners LP

Furniture Brands International, Inc.	Revlon, Inc.

GATX Corporation	SuperMedia Inc.

Generac Holdings Inc.	Texas Industries, Inc.

Global Payments Inc.	The Dun & Bradstreet Corporation

Graco Inc.	Unit Corporation

H. B. Fuller Company	Waters Corporation

Herman Miller, Inc.	Woodward Inc.

Data from the Compensation Peer Group, along with broader market compensation surveys, aided the Compensation Committee in determining appropriate base salaries, short- and long-term incentives and total overall compensation for our executives. In connection with the Compensation Committee’s evaluation of compensation standards, the Compensation Committee reviewed the 25th percentile, median and 75th percentile data for the Compensation Peer Group with respect to each element in the overall mix of compensation (base salary, target annual cash incentive compensation, target long-term equity based compensation, as well as resulting total direct compensation). Benchmarking does not establish a specific, target compensation value, and comparison to market counterparts is not the determinative factor in setting our executives’ compensation. Rather, the purpose of benchmarking is to establish a point of reference to help the Compensation Committee determine a competitive range of practices. Benchmarking does not supplant the Compensation Committee’s analysis of various factors considered in making compensation decisions, such as Company and business unit financial performance, shareholder return, internal pay equity, compensation history and the individual performance and experience of our executive officers. The Compensation Committee also considered the recommendations and input of our Chief Executive Officer as described under “Corporate Governance and Related Matters—Role of Executive Officers in Compensation Decisions” above.

The Committee may change its benchmarking practices in the future in the Committee’s sole discretion from time to time if it determines that a change is necessary or would aid the Company in better accomplishing its compensation goals.

Pay Mix and Total Compensation for Executive Officers

The Company operates in a competitive market for seasoned and effective executive talent and therefore must attract and retain talented executives with competitive salaries, as well as short- and long-term performance-based incentive opportunities. Short-term incentive awards are designed to incentivize executive officers’ achievement based on annual performance goals, while long-term incentive awards are designed to ensure management’s alignment with the interests of our stockholders by rewarding achievements based on long-term financial performance commensurate with stockholder gains. The Compensation Committee continues to benchmark levels competitive with the median for executive compensation opportunities.

Elements of Compensation

Base Salary

Base salaries are generally reviewed annually, and adjusted from time to time to reflect performance, experience, responsibilities and competitiveness. Salary review is generally conducted by the Compensation Committee before or during the early part of the fiscal year for which the base salary will become effective. The Compensation Committee is responsible for setting the base salary of the Chief Executive Officer, and considers his individual responsibilities, performance, experience, and competitiveness of his compensation relative to market compensation paid by other companies of similar size in similar industries. Base salary decisions with respect to the other executive officers are approved by the Compensation Committee upon the recommendation of the Chief Executive Officer. In making this recommendation, the Chief Executive Officer considers each executive officer’s individual responsibilities, performance, experience, and the competitiveness of each executive’s compensation relative to our Compensation Peer Group. However, any increase in base salary is granted at the sole discretion of the Compensation Committee.

The base salaries for our executive officers for 2013 and 2012 were:

	2013 Salary	2012 Salary
Chief Executive Officer	$735,000	$700,000
Executive Vice President, Chief Financial Officer and Treasurer	395,000	365,000
Vice President, General Counsel and Secretary	320,000	295,000
Vice President, Chief Accounting Officer and Controller	245,000	210,000

As mentioned above, in accordance with the Compensation Committee’s performance-based compensation philosophy, the Committee determined for 2013 to raise base salaries of named executive officers to levels competitive with median, in connection with the Company’s continued growth. Additionally, the Committee considered certain qualitative factors in connection with its decision to adjust salaries for 2013. Without assigning any particular weight to the factors, the Committee considered and recognized the significant contributions of the executives to the strong financial performance and positioning of the Company as well as their increased efforts and responsibilities with respect to the Company’s continuing expansion through organic growth and acquisitions.

Consistent with the Committee’s practice in 2013, the base salaries for our executive officers in 2014 were evaluated relative to market median, and reflect the Compensation Committee’s consideration of the competitive range of base salaries given the Company’s financial condition and prospects, as well as each executive’s individual skills, expertise, and experience. The executive officers’ 2014 base salaries are: $775,000 for the Chief Executive Officer; $420,000 for the Executive Vice President, Chief Financial Officer and Treasurer; $345,000 for the Vice President, General Counsel and Secretary; and $260,000 for the Vice President, Chief Accounting Officer and Controller.

Annual Cash Incentive Awards

In addition to their base salary, executive officers are eligible to earn an annual cash incentive bonus. Consistent with our performance-based compensation philosophy, the annual cash incentive bonus can represent a significant portion of total compensation. The purpose of annual cash bonuses is to attract, retain and motivate participants by providing them with the opportunity to earn competitive compensation directly linked to our performance. Our annual incentive program was designed to provide our executive officers with incentive compensation based upon the achievement of pre-established performance goals. The performance criteria are tied to Company, rather than individual, performance. The Compensation Committee can reduce any cash incentive bonus in its discretion in the event of an unanticipated or unearned outcome, which allows the Compensation Committee to maintain appropriate control over performance-based compensation.

For fiscal year 2013, the Compensation Committee set each executive officer’s target incentive bonus opportunity, expressed as a percentage of base salary (the “Base Target”), performance measures, and performance levels. Each executive officer may earn up to 150% of his Base Target, depending on the level of attained performance against each performance measure. No incentive award is paid if threshold performance is not achieved. The table below shows the weight of each performance measure and the threshold, target and maximum performance levels for each of the performance measures:

Performance Measure	Threshold	Target	Maximum
Operating Income (weight 65%)	$122.9 million	$153.6 million	$184.3 million
Net Income (weight 15%)	$73.3 million	$91.7 million	$110 million
Working Capital (weight 20%)	22.3%	20.3%	N/A

The performance levels for working capital permit awards to be paid in excess of target, proportionate to the extent that operating income performance exceeded target performance. The working capital component measures the Company’s net working capital use efficiency determined relative to the Company’s rolling average sales. The Compensation Committee selected the foregoing performance measures because these measures are believed to be long-term drivers of stockholder value. Target performance was set at challenging but attainable levels.

Following the end of the 2013 fiscal year, the Compensation Committee determined (i) whether and to what extent any of the established performance levels were satisfied for 2013, and (ii) for each executive officer employed as of the date of payment of the bonus on March 7, 2014, the actual bonus to which such executive officer is entitled for 2013. The Committee adjusted actual results to exclude unusual items in accordance with the terms of the incentive plan, which allows for adjustments for the following events that may occur during the performance period: (i) asset gains or losses; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and, (v) any extraordinary, unusual, non-recurring or non-cash items. The adjusted results for each of the performance measures established for the 2013 fiscal year were as follows:

•	operating income, $144.79 million;

•	net income, $89.65 million; and

•	working capital, 20.3%.

When measured against the performance levels described above, the Company’s adjusted actual performance resulted in a payout of 79.67 percent of each executive officer’s Base Target. Our actual performance reflects the challenges presented by delays in customer schedules, which negatively impacted the timing of large LNG projects, as well as a decrease in air cooled heat exchanger sales due to continued weakness in gas compression demand in our E&C segment, and weakness in our BioMedical business as a result of weakness in the European market and the continued impact of the Medicare competitive bidding process in the United States. The following table summarizes the cash incentive payout opportunities available for each executive officer upon satisfaction of the threshold, target and maximum performance levels, as well as the actual annual cash incentive payments for fiscal 2013:

	Annual Incentive Threshold(x)		Annual Incentive Target		Annual Incentive Maximum		Actual 2013 Annual Incentive Payout
	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)
Samuel F. Thomas	0%	0	120%	$882,000	180%	$1,323,000	95.6%	$702,689
Michael F. Biehl	0%	0	80%	316,000	120%	474,000	63.7%	251,757
Matthew J. Klaben	0%	0	55%	176,000	82.5%	264,000	43.8%	140,219
Kenneth J. Webster	0%	0	50%	122,500	75.0%	183,750	39.8%	97,596

(x)	No payout will be made for performance below threshold performance levels. Awards are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum performance levels.

For fiscal 2014, the performance measures and performance levels for each executive officer’s target incentive bonus opportunity were determined using a similar methodology to that used in 2013. The executive officers’ Base Targets for fiscal 2014 are as follows: (i) Mr. Thomas, 100% of base salary or $775,000 (down from 120% for 2013); (ii) Mr. Biehl, 70% or $294,000 (down from 80% for 2013); (iii) Mr. Klaben, 60% or $207,000 (up from 55% for 2013); and (iv) Mr. Webster, 50% or $130,000 (no change from 2013).

Long-Term Incentive Compensation

The third primary element of the Company’s executive compensation program is long-term incentive awards. Equity-based compensation is an important component of the Company’s compensation strategy and an important tool to attract and retain executive talent and align the interests of our executive officers with the interests of our stockholders. This goal has become increasingly important to the Compensation Committee as the Company continues to address fundamental changes in its industries and their effect on the Company’s performance and stock price. The Compensation Committee monitors and evaluates the performance of the Company’s long-term incentive compensation awards and Company performance under the terms of prior awards against the Committee’s overall compensation philosophy and whether long-term incentive compensation awards are effectively serving the Company’s long-term compensation goals.

In 2013, our long-term compensation awards were comprised of stock options, performance units and leveraged restricted share units. The Compensation Committee believes the primary benefit of equity-based awards is to motivate executives to increase stockholder value, as equity-based awards generally increase in value if the Company’s stock price increases from the time the awards are granted.

In 2013, the Committee made awards with the total target value at the time of grant comprising approximately 35% stock options, 35% leveraged restricted share units and 30% performance units. The Committee believes that having a long-term equity award program consisting of several different types of awards serves to limit potential risks associated with the concentration of awards of any one particular type.

Consistent with its benchmarking methodology, the Committee considered Compensation Peer Group data and expressed target intended long-term incentive compensation levels for 2013 approximating certain percentages of each named executive officer’s base salary as follows: (i) Mr. Thomas, 210%; (ii) Mr. Biehl, 125%; (iii) Mr. Klaben, 90%; and (iv) Mr. Webster, 55%. In determining the number of stock options, performance units, and leveraged restricted share units (“LRSUs”) to grant to our executive officers in 2013 and 2014, the Compensation Committee considered, among other matters, the advice of its compensation consultant, prevailing valuation methodologies, the expected value of the respective awards at varying grant levels, the impact of changes in the stock price, the competitiveness of the long-term compensation package at varying award levels relative to peer and survey data from Meridian, as well as the experience, performance and responsibilities of each executive officer.

The following paragraphs further describe the equity awards we granted to our executive officers in 2013 and 2014:

Stock Options. Stock option grants under the long-term incentive program are planned to be made annually at the discretion of the Compensation Committee and generally vest ratably over a four-year period, unless otherwise determined by the Compensation Committee. Continued service of the executive is required during the vesting period.

In our 2013 fiscal year, we awarded non-qualified stock options covering a total of 28,380 shares of Common Stock to our executive officers under the Omnibus Equity Plan at an exercise price of $68.21 per share, as follows: (i) Mr. Thomas, 19,470; (ii) Mr. Biehl, 4,800; (iii) Mr. Klaben, 2,800; and (iv) Mr. Webster, 1,310. For a description of grant date fair values related to stock options granted to executive officers in 2013, and related valuation assumptions, see note (2) to the “2013 Summary Compensation Table.”

The Committee made stock option awards to executive officers in early 2014 consistent with the methodology used to make the awards in 2013.

Performance Units. Long-term performance unit awards, which are intended to be paid in stock, are designed to align the interests of the executives with our longer-term strategic objectives and to reward the achievement of certain pre-determined objectives. Performance units are granted at the discretion of the Compensation Committee and vest based on the attainment of predefined performance goals over a three-year performance period. For each performance period the Committee establishes threshold, target, and maximum performance levels, together with corresponding payout levels for each performance level. Awards are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum performance levels. Each performance unit represents a right to receive one share.

Performance units were granted for 2013 to executive officers as follows (values reflect performance at 100% target): (i) Mr. Thomas, 9,980; (ii) Mr. Biehl, 2,460; (iii) Mr. Klaben, 1,430; and (iv) Mr. Webster, 670. These performance units vest based on growth of our adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) relative to the EBITDA growth (“REBITDA”) of a 31-company peer group over a three-year performance period, beginning in 2013 and ending on December 31, 2015.

Except for the subtraction of Thomas & Betts Corporation, which was acquired by another company in 2012, the 2013 performance unit peer group is the same as the peer group used for the 2012 awards. The Compensation Committee selected the companies to comprise our peer group on the basis of each company’s overall economic profile, which is generally consistent with that of the Company.

For a description of grant date fair values related to performance units granted to executive officers in 2013, and related valuation assumptions, see the “2013 Summary Compensation Table” and note (1) to that table.

The peer group for the performance units granted in 2013 is comprised of the following 31 companies:

Acuity Brands, Inc.	Genco Shipping & Trading, LTD	PHI, Inc.

Ampco-Pittsburgh Corp.	Geokinetics, Inc.	Pioneer Energy Services Corp.

Atwood Oceanics, Inc.	GulfMark Offshore, Inc.	Robbins & Myers, Inc.

AZZ Inc.	Helix Energy Solutions Group	Rowan Companies plc

Bristow Group, Inc.	Helmerich & Payne, Inc.	Superior Energy Services, Inc.

Cal Dive International, Inc.	Hercules Offshore, Inc.	Tesco Corporation

Circor Intl., Inc.	Hornbeck Offshore Services, Inc.	Tidewater, Inc.

Columbus McKinnon Corp.	Key Energy Services, Inc.	Valmont Industries, Inc.

Core Laboratories, NV	Kirby Corporation	Woodward Inc.

Dresser-Rand Group Inc.	Oceaneering International, Inc.

Excel Maritime Carriers, LTD	Parker Drilling Company

The Committee decided to base performance under 2013 performance unit awards on REBITDA in order to emphasize Company earnings and cash flow performance relative to peers. Performance unit awards are an important element of our executive long-term incentive compensation program, because their value is not based on stock price alone, but rather on the Company’s relative underlying operational performance as well. The performance units granted in 2013 may be earned in a range between 50%, 100% and 200% of the number of units specified in the grant document, depending on whether Company performance meets the minimum performance threshold, meets the 100% target, or meets or exceeds the maximum target level for the performance period, respectively. For the performance units awarded in 2013, the threshold, target and maximum percentile rankings for REBITDA growth are 40th, 50th and 75th, respectively, relative to peer group performance. The Committee retains full discretion with respect to adjusting the targets for performance-vesting stock awards granted from time to time to respond to changes in market and economic conditions.

Because the 2013 performance unit awards are based on our REBITDA performance relative to peer group performance, it is very difficult to predict the amount of awards that may be earned, if any, at the end of the performance periods based on REBITDA performance.

The Committee made performance unit awards to executive officers in early 2014 consistent with the methodology used to make the awards in 2013. The peer group used for the 2014 awards is the same as the peer group used for the 2013 awards, except for the subtraction of Geokinetics, Inc., which filed for Chapter 11 bankruptcy protection in 2013, and Robbins & Myers Inc., which was acquired by another company in 2013.

Leveraged Restricted Share Units. LRSUs are performance-based restricted stock units that vest based on the future price of the Company’s Common Stock relative to the price at the time of grant. Each LRSU represents the right to receive one share of the Company’s Common Stock, subject to satisfaction of the vesting requirements set forth in the LRSU agreement. LRSUs vest on the third anniversary of the date of grant. The shares of Common Stock subject to the LRSUs are paid to the grantee within 30 days of the vesting date.

The number of LRSUs that vest upon the end of the performance period is based on the Company’s “absolute share price change” as of the vesting date. The “absolute share price change” is determined by subtracting the twenty-day average closing price of one share of the Company’s Common Stock as of the date of grant from the twenty-day average closing price per share as of the vesting date, and then dividing the difference by the twenty-day average closing price per share as of the date of grant. The resulting ratio represents the absolute share price change, which is generally the percentage increase or decrease of the price of the Company’s Common Stock between the date of grant and the vesting date. If the absolute share price change is 100% or greater (i.e., the stock price has doubled), then 150% of the target number of LRSUs will vest; if the absolute share price change is 0%, then the target number of LRSUs will vest; and if the absolute share price change is negative 50% or less, then only 50% of the LRSUs will vest. The vesting of the LRSUs is interpolated on a straight-line basis between these points.

The Committee approved grants of the following target number of LRSUs to the Company’s named executive officers effective January 2, 2013: (i) Mr. Thomas, 11,650; (ii) Mr. Biehl, 2,870; (iii) Mr. Klaben, 1,670; and (iv) Mr. Webster, 780.

The Committee made LRSU awards to executive officers in early 2014 consistent with the methodology used to make the awards in 2013.

Deferred Compensation

The Company maintains the Chart Industries, Inc. Voluntary Deferred Income Plan (the “Deferred Income Plan”), which is intended to make our retirement plan benefits competitive relative to peers. The Deferred Income Plan provides benefits to certain of the Company’s management and highly compensated employees, including the Company’s named executive officers, not otherwise available under the Company’s qualified savings plan (the “Savings Plan”) due to statutory limitations. Pursuant to the Deferred Income Plan, participants may defer up to 100% of base salary and bonus, and all participant deferrals are fully vested automatically. In addition, the Company provides matching on amounts deferred, and makes profit sharing contributions, both of which are vested fully after five years of service by the participant.

In 2013, the Deferred Income Plan resulted in the following Company matching and profit sharing contributions for our executive officers: (i) Mr. Thomas, $82,088; (ii) Mr. Biehl, $35,518; (iii) Mr. Klaben, $17,686; and (iv) Mr. Webster, $4,484. Based on elections made by our executive officers for 2014 and the incentive compensation paid on March 7, 2014, we expect that the Deferred Income Plan will result in the following Company matching and profit sharing contributions for our executive officers for 2014: (i) Mr. Thomas, $165,710; (ii) Mr. Biehl, $44,816; (iii) Mr. Klaben, $29,096; and (iv) Mr. Webster, $10,125. These amounts are based on the irrevocable elections made by the executive officers in 2013 and their current contribution rates under the Savings Plan. To the extent their contribution elections change under the Savings Plan or other circumstances change, the 2014 amounts may vary from the amounts presented above.

The terms of our Deferred Income Plan are described below under “2013 Nonqualified Deferred Compensation Table.” All of our executive officers participate in the Deferred Income Plan as certain profit sharing contributions will accrue to each participant regardless of whether any compensation is actually deferred under the Deferred Income Plan.

Other Benefits and Perquisites

Executive officers are eligible to participate in all of our employee benefit plans, including our Savings Plan, and group health, life and disability insurance plans, on the same basis as those benefits are generally made available to all other employees of the Company. The sole perquisite we provide each executive officer is an automobile allowance.

Other Compensation Policies

Stock Ownership Guidelines

We maintain stock ownership guidelines for our senior executives as part of our equity compensation program. The stock ownership guideline for our Chief Executive Officer is five times base salary. In December 2013, the guidelines were revised to raise the ownership levels of our Common Stock for our other executive officers to a multiple of two times base salary, and for directors the multiple was raised to four times the annual cash retainer. Executives who do not meet the guidelines are expected to satisfy them within five years, and directors are expected to meet the guidelines within four years of becoming a member of the Board. For more information regarding the stock ownership guidelines for our directors, see “Director Compensation” below. As of March 25, 2014, all of our executive officers satisfied our stock ownership guidelines. The ownership guidelines are intended to be administered and reviewed periodically for executive officers by the Compensation Committee.

Certain Transactions in Company Stock—Hedging and Pledging Activities

Our Insider Trading Policy prohibits our directors, officers and employees from engaging in various hedging activities, including any transaction involving a put, call or other option (other than an option granted by the Company) on Company securities, except as may be pre-approved by the Board or a Committee thereof in a particular instance. No such pre-approved exceptions have been made under the policy to date. Directors, officers and employees are also specifically prohibited from selling any Company securities he or she does not own; i.e., he or she may not “sell short.” Furthermore, our Insider Trading Policy expressly prohibits our directors, officers and employees who are subject to trading windows under our Insider Trading Policy from holding Company securities in margin accounts or otherwise pledging Company securities as collateral for loans.

Option Grant and Equity Award Policies

For stock options granted under the Omnibus Equity Plan and the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”), the exercise price per share is equal to the fair market value on the applicable date of grant, which is defined for purposes of the Omnibus Equity Plan and 2005 Stock Incentive Plan as the closing price and the average of the closing bid and asked price, respectively, of the Common Stock quoted on NASDAQ on the date of grant.

Tax Considerations

Under the Internal Revenue Code, a public company is limited to a $1 million deduction for compensation paid to its chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer) who are employed at year-end. This limitation does not apply to compensation that meets the tax code requirements for qualifying performance-based compensation (compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders). For 2013, the payments of annual cash bonuses as well as stock options and performance units were designed to satisfy the requirements for deductible compensation. However, because of the uncertainties associated with the application and interpretation of Section 162(m) of the Internal Revenue Code and the associated regulations, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. Although the Committee plans to continue taking actions intended to limit the impact of Section 162(m), the Committee also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Committee believes that the tax deduction limitation should not be permitted to compromise the Company’s ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Severance and Change in Control Payments

Our employment agreements with our executive officers contain severance and change in control provisions. The Compensation Committee believes that employment agreements with such provisions assist the Company in attracting and retaining executive talent. The benefits conferred in the current agreements range from one to three times the individual’s base salary plus target annual cash incentive compensation, and other benefits, and are effective for termination of employment (including constructive termination) outside of the change in control context, and in the event of both a change in control and termination of employment (including a constructive termination) within two years following the change of control (i.e. “double trigger”). Also, our severance provisions do not include excise tax gross-up provisions. The arrangements provide higher (three and two times base salary and annual incentive compensation for the CEO and CFO, respectively) multiples of compensation upon separation following a change in control for the Chief Executive Officer and Chief Financial Officer only. Severance multiples for our other executive officers are one times base salary and annual incentive compensation.

The Compensation Committee believes that providing such enhanced benefits only to the Chief Executive and Chief Financial Officers provides sufficient protection for the Company in retaining its executive officers. Our employment agreements generally define a change in control as a change in ownership of the Company or a substantial portion of its assets, a change in the continuity of a majority of our Board of Directors, or an acquisition of 30% or more of our Common Stock by a person or group. For the complete definition of change in control, see “Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table—Description of Employment Agreements” below. For more information on change in control and severance benefits, see “Description of Employment Agreements” and “Other Potential Post-Employment Payments” below.

2013 SUMMARY COMPENSATION TABLE

The following table and related notes and discussion are presented in accordance with SEC rules and summarize the compensation earned by each named executive officer for fiscal years 2011, 2012 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Samuel F. Thomas (Chairman, Chief Executive Officer and President)	2013	$735,000	—	$1,616,697	$808,472	$702,689	$139,924	$4,002,782
	2012	700,000	—	1,016,664	762,303	432,090	250,136	3,161,193
	2011	650,000	—	946,971	799,269	1,181,895	138,309	3,716,444

Michael F. Biehl (Executive Vice President, Chief Financial Officer and Treasurer)	2013	$395,000	—	$398,372	$199,315	$251,757	$90,029	$1,334,473
	2012	365,000	—	276,805	207,933	155,980	104,139	1,109,857
	2011	300,000	—	207,036	174,984	363,660	73,431	1,119,111

Matthew J. Klaben (Vice President, General Counsel and Secretary)	2013	$320,000	—	$231,708	$116,267	$140,219	$72,104	$880,298
	2012	295,000	—	142,427	106,815	91,047	85,363	720,652
	2011	255,150	—	101,331	86,042	231,970	65,868	740,361

Kenneth J. Webster (Vice President, Chief Accounting Officer and Controller)	2013	$245,000	—	$108,366	$54,396	$97,596	$56,127	$561,485
	2012	210,000	—	72,443	54,120	59,828	62,914	459,305
	2011	186,000	—	74,358	62,598	146,555	52,556	522,067

(1)	Stock awards consist of performance unit and restricted stock awards (in 2011), and performance unit and leveraged restricted stock unit awards (in 2012 and 2013). Stock awards are granted under our Omnibus Equity Plan, pursuant to Performance Unit Agreements, Restricted Stock Agreements and Leveraged Restricted Stock Unit Agreements, and are subject to pre-determined performance requirements (in the case of the performance units and leveraged restricted stock units only), transfer restrictions, and other restrictions specified in such Performance Unit Agreements, Restricted Stock Agreements and Leveraged Restricted Stock Unit Agreements. Each performance unit represents a right to receive one share. The 2011 performance unit awards may be earned in a range of 50% to 150%, and the 2012 and 2013 awards may be earned in a range of 50% to 200%, in each case based on the Company’s earnings growth relative to a peer group of companies. The 2011 performance unit awards were measured over a performance period that ended December 31, 2013; the 2012 awards are measured over a performance period ending December 31, 2014; and the 2013 awards are measured over a performance period ending December 31, 2015. In 2011 the Company granted restricted stock awards that vest ratably over a three-year period from the date of grant. In 2012 and 2013, the Company granted leveraged restricted stock unit awards, with each unit representing the right to receive one share. Leveraged restricted stock units may be earned in a range of 50% to 150% based on the Company’s “absolute share price change” as of the third anniversary of the date of grant.

The dollar values shown in the Stock Awards Column above represent the aggregate grant date fair value of the performance unit, restricted stock and leveraged restricted stock unit awards granted in the respective fiscal year, as calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, “Compensation—Stock Compensation.” For restricted stock and performance unit awards, grant date fair value was calculated using the closing stock price on the date of grant ($36.45 for 2011, $55.93 for 2012, and $68.21 for 2013). For the leveraged restricted stock units, the grant date fair value per unit was calculated based on a Monte Carlo simulation model ($67.05 for 2012 and $80.34 for 2013). The grant date fair value of the performance units and the leveraged restricted stock units assumes that target performance is achieved and that vesting occurs at the 100% level. See the tables below for the awards’ grant date fair value if maximum performance levels are achieved and performance units vest at the 150% (2011 awards) or 200% (2012 and 2013) level, or leveraged restricted stock units vest at the 150% level.

	Performance Units		Grant Date Fair Value at Maximum Performance Levels(x)
	Grant Date	Number of Units
Samuel F. Thomas	1/2/2013	9,980	$1,361,472
	1/3/2012	7,580	847,898
	1/3/2011	12,990	710,228

Michael F. Biehl	1/2/2013	2,460	$335,593
	1/3/2012	2,060	230,432
	1/3/2011	2,840	155,277

Matthew J. Klaben	1/2/2013	1,430	$195,081
	1/3/2012	1,060	118,572
	1/3/2011	1,390	75,998

Kenneth J. Webster	1/2/2013	670	$91,401
	1/3/2012	540	60,404
	1/3/2011	1,020	55,767

	Leveraged Restricted Stock Units		Grant Date Fair Value at Maximum Performance Levels(x)
	Grant Date	Number of Units
Samuel F. Thomas	1/2/2013	11,650	$1,403,942
	1/3/2012	8,840	889,072

Michael F. Biehl	1/2/2013	2,870	$345,864
	1/3/2012	2,410	242,383

Matthew J. Klaben	1/2/2013	1,670	$201,252
	1/3/2012	1,240	124,712

Kenneth J. Webster	1/2/2013	780	$93,998
	1/3/2012	630	63,361

(x)	150% of the 2011 performance awards granted on January 3, 2011 vested on February 20, 2014. Performance unit and leveraged restricted stock unit awards vest based on the achievement of certain performance-based metrics. As such, the actual values of the awards at any point in time until the expiration of the relevant performance periods, as well as the ultimate value of the awards, may be greater (subject to the maximum values presented in this footnote) or less than the values presented in the Summary Compensation Table and related footnotes, based on the terms of the awards and performance at that time.

(2)	Stock option awards were granted pursuant to our Omnibus Equity Plan. The stock option awards become exercisable annually and ratably over four years after the date of grant. The amounts reported in the Option Awards column represent the aggregate grant date fair value of stock options granted in the applicable fiscal year, as calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”. The following assumptions were used in calculating the amounts listed:

The fair value of the options granted on January 3, 2011 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 2.5 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of the Company’s Common Stock of 72.53 percent; and a weighted average expected life of 6.25 years for the options.

The fair value of the options granted on January 3, 2012 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.15 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of the Company’s Common Stock of 70.71 percent; and a weighted average expected life of 6.25 years for the options.

The fair value of the options granted on January 2, 2013 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.0 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of the Company’s Common Stock of 66.80 percent; and a weighted average expected life of 6.25 years for the options.

(3)	Reflects amounts of non-equity incentive compensation earned under the Chart Industries, Inc. 2009 Incentive Compensation Plan (the “Incentive Compensation Plan”). Our Compensation Committee determined that (i) our financial performance for 2011 achieved a weighted level of 121.22% of our 2011 performance measures; (ii) our financial performance for 2012 achieved a weighted level of 47.48% of our 2012 performance measures; and (iii) our financial performance for 2013 achieved a weighted level of 79.67% of our 2013 performance measures. We paid the cash incentive payments to our named executive officers on March 9, 2012, March 15, 2013, and March 7, 2014, respectively.

(4)	All Other Compensation includes the following payments made on behalf of our executive officers. All amounts are calculated based on the aggregate incremental actual cost, in dollars, to us of the benefit listed.

	Year	Perquisites and Other Personal Benefits ($)(x)	Company Contributions to Benefit Plans ($)(y)	Total ($)
Samuel F. Thomas	2013	$12,000	$127,924	$139,924
	2012	12,000	238,136	250,136
	2011	12,000	126,309	138,309

Michael F. Biehl	2013	$12,000	$78,029	$90,029
	2012	12,000	92,139	104,139
	2011	12,000	61,431	73,431

Matthew J. Klaben	2013	$9,750	$62,354	$72,104
	2012	9,750	75,613	85,363
	2011	9,750	56,118	65,868

Kenneth J. Webster	2013	$9,750	$46,377	$56,127
	2012	9,750	53,164	62,914
	2011	9,750	42,806	52,556

(x)	In 2011, 2012 and 2013, each of the named executive officers received an automobile allowance. The 2011, 2012 and 2013 amounts also include a taxable fringe benefit of $150 for Mr. Klaben and Mr. Webster.

(y)	Includes 401(k) plan matching and other contributions made by the Company for Messrs. Thomas, Biehl, Klaben and Webster. For Messrs. Thomas, Biehl, Klaben and Webster, the 2011 amounts include Company contributions under our Deferred Income Plan of $82,531, $18,774, $13,660 and $681, respectively; the 2012 amounts include, respectively, $195,827, $53,989, $31,886 and $9,590 in Company contributions under our Deferred Income Plan; and the 2013 amounts include contributions under our Deferred Income Plan of $82,088, $35,518, $17,686 and $4,485, respectively. See the “2013 Nonqualified Deferred Compensation Table” for more information about the executives’ Deferred Income Plan payments.

2013 GRANTS OF PLAN-BASED AWARDS TABLE

The following table and related notes and discussion summarize grants of equity and non-equity incentive compensation awards to our named executive officers for our 2013 fiscal year, presented in accordance with SEC rules.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Samuel F. Thomas	1/02/13	(3)								19,470	$68.21	$808,472
	1/02/13	(4)				5,825	11,650	17,475				935,961
	1/02/13	(5)				4,990	9,980	19,960				680,736
			—	$882,000	$1,323,000							—

Michael F. Biehl	1/02/13	(3)								4,800	$68.21	$199,315
	1/02/13	(4)				1,435	2,870	4,305				230,576
	1/02/13	(5)				1,230	2,460	4,920				167,797
			—	$316,000	$474,000							—

Matthew J. Klaben	1/02/13	(3)								2,800	$68.21	$116,267
	1/02/13	(4)				835	1,670	2,505				134,168
	1/02/13	(5)				715	1,430	2,860				97,540
			—	$176,000	$264,000							—

Kenneth J. Webster	1/02/13	(3)								1,310	$68.21	$54,396
	1/02/13	(4)				390	780	1,170				62,665
	1/02/13	(5)				335	670	1,340				45,701
			—	$122,500	$183,750							—

(1)	These columns show the potential payouts for each named executive officer based on performance goals set in the first quarter of 2013 under the Incentive Compensation Plan for fiscal year 2013. Detail regarding the actual award payouts for 2013 under the performance goals under the Incentive Compensation Plan is reported in the “2013 Summary Compensation Table” and is included in the Compensation Discussion and Analysis above.
(2)	The values included in this column represent the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.”
(3)	Nonqualified stock options granted pursuant to the Omnibus Equity Plan. These options vest with respect to one-fourth the total number of common shares underlying the stock options on each of the first four anniversaries of the grant date.
(4)	Leveraged restricted stock unit awards granted pursuant to the Omnibus Equity Plan. Detail regarding the leveraged restricted stock unit awards is reported in the “2013 Summary Compensation Table” and is included in the Compensation Discussion and Analysis.
(5)	Performance units granted pursuant to the Omnibus Equity Plan. Detail regarding the performance unit awards is reported in the “2013 Summary Compensation Table” and is included in the Compensation Discussion and Analysis.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

Description of Employment Agreements

Each of the Company’s current executive officers is employed pursuant to an employment agreement (the “Employment Agreements”) effective February 26, 2008. The Employment Agreements provide for an initial two-year employment term which automatically renews for additional one year periods. The Employment Agreements further provide for an automatic three-year extension in the event of a Change in Control of the Company. During the employment term, the executive is entitled to receive at least the base salary as provided in the Employment Agreement, together with the right to participate in the Company’s employee benefit plans, including health, life and disability insurance, retirement, deferred compensation and fringe benefits, as well as any incentive and equity compensation plans, as in effect from time to time, on the same basis as such plans are made available to other senior executives, and to receive a car allowance. Annual base salaries of the Company’s executive officers under their respective Employment Agreements for 2013 are set forth under “Compensation Discussion and Analysis—Elements of Compensation—Base Salary” above.

Pursuant to the Employment Agreements, during the employment term, each executive is eligible to receive an annual bonus (an “Annual Bonus”) of up to one hundred fifty percent (150%) of a target amount designated for each executive, based upon a percentage of such executive’s annual base salary (the “Base Target”). Annual Bonuses are based upon the achievement of performance targets established by the Board of Directors, or a duly authorized committee thereof, no later than 90 days after the beginning of each fiscal year during the employment period. Effective January 1, 2014, the Compensation Committee of the Board of Directors, in connection with its annual evaluation of executive compensation, and in consideration of the recommendations of Meridian, made changes to the Employment Agreements. The amendments permit the Compensation Committee to adjust the Base Target amounts for named executive officers without the need to further amend employment agreements going forward. In addition, in order to provide limited assurance to the executive with respect to severance for retention purposes, the Compensation Committee also made related changes to the severance payment calculation in the event of termination without Cause or resignation with Good Reason. Effective January 1, 2014, termination without Cause or resignation for Good Reason results in severance that equals a multiple (which was not affected by the amendment) of the sum of current base salary and the greater of the current Base Target, or the Base Target for the preceding fiscal year (or the Base Target for the year before a Change in Control, in the case of a termination within two years after a Change in Control). For more information regarding the 2014 changes to post-termination payment calculations, see “Other Potential Post-Employment Payments.” All other material terms of the Employment Agreements for the Company’s named executive officers remain in effect.

Annual Bonuses, if any, are payable within two and one-half months after the end of the applicable fiscal year. Annual Bonuses are determined in accordance with the terms of the Company’s Incentive Compensation Plan, as currently in effect and as it may be amended from time to time. In the event of an Incentive Plan Change in Control (as defined below under “Other Potential Post-Employment Payments—Payments made Following Change in Control”), the Annual Bonus may be paid in accordance with the terms of the Incentive Compensation Plan. Base Targets of the Company’s executive officers under their respective Employment Agreements for 2013 are set forth above under “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Awards.” A change in control would generally occur in any of the following instances (each a “Change in Control”):

•

a change in ownership of the Company by which any person, or more than one person acting as a group, acquires ownership of stock of the Company (or such an affiliate) constituting more than 50% of the total fair market value or total voting power of the Company’s outstanding Common Stock;

•

a change in effective control of the Company by which: (i) any one person, or more than one person acting as a group, acquires or has acquired during the most recent 12-month period ownership of stock of the Company possessing 30% or more total voting power of the Company’s outstanding Common Stock; or (ii) a majority of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the appointment or election; or

•

a change in the ownership of a substantial portion of the assets of the Company by which any one person, or more than one person acting as a group, acquires assets from the Company that have a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company prior to such acquisition.

In addition, immediately upon any change in control (as defined in our Deferred Income Plan) our executive officers’ interests in all amounts credited to their accounts under the Deferred Income Plan will fully and immediately vest and become nonforfeitable to the extent not previously vested and nonforfeitable. All Company contributions credited to our executive officers’ accounts under our current Deferred Income Plan or any previous plan are currently vested and nonforfeitable as a result of their service time with the Company. In addition, our executive officers may receive payments under our Incentive Compensation Plan following a Change in Control to the extent the Compensation Committee determines the performance criteria have been met. For more information on Change in Control and severance benefits, see “Other Potential Post-Employment Payments” below.

Under the Employment Agreements, our executive officers are entitled to receive monthly automobile allowances for 2013 in the following amounts: (i) Mr. Thomas, $1,000; (ii) Mr. Biehl, $1,000; (iii) Mr. Klaben, $800; and (iv) Mr. Webster, $800.

Additionally, in connection with our initial public offering, consummated on July 31, 2006, we entered into amended and restated management stockholder’s agreements, effective as of April 1, 2006, with certain members of our management, including Messrs. Thomas, Biehl and Klaben.

Pursuant to and subject to the terms of the amended and restated management stockholder’s agreements, each of these executives has the opportunity to include in registered sales of our Common Stock (other than an initial public offering or relating to any employee benefit plan or corporate merger, acquisition or reorganization) and any shelf registration statement filed by us with respect to our Common Stock, all or any part of the “registrable securities” (as such term is defined in the amended and restated management stockholder’s agreements) then held by the executive. We will pay all of the expenses associated with an offering of such shares. Underwriting discounts will be shared proportionally.

For more terms, including post-termination payments and restrictive covenants, see “Other Potential Post-Employment Payments.”

Equity and Incentive Plan Awards

Chart Industries, Inc. 2009 Incentive Compensation Plan

Cash bonuses payable to the executive officers for 2011—2013 and if earned in 2014 are payable pursuant to performance measures set under the Incentive Compensation Plan, which was adopted by the Board of Directors and approved by our stockholders on May 19, 2009. The performance measures established under the Incentive Compensation Plan for fiscal years 2011—2014 for executive officers are operating income, net income and working capital. The Compensation Committee selected these measures to align executive officer cash bonus measures to measures that are believed to be meaningful indications of our performance for our public stockholders. Under these targets, our executive officers are eligible to earn a cash incentive bonus for our 2014 fiscal year if performance exceeds threshold amounts in an amount up to a pre-determined percentage, ranging from 75% to 150% of the executive officer’s base salary (with higher ranked officers eligible to receive a higher percentage of base salary), at maximum performance levels. Actual performance below the minimum performance threshold for a performance objective would result in no payment based on that objective. Our Compensation Committee has determined that our financial performance for 2013 achieved a weighted level of 79.67% of our 2013 performance measures, compared to a weighted level of 47.48% of our 2012 performance measures, and a weighted level of 121.22% for 2011. Accordingly, we paid the annual bonuses for 2013 to our named executive officers set forth in the 2013 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.”

Under the Incentive Compensation Plan, a performance period may be for a fiscal year or a multi-year cycle, as determined by the Compensation Committee, and performance objectives upon the attainment of which target incentive bonuses will be awarded may be based on one or more of certain performance criteria which may relate to us, one or more of our subsidiaries, our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee determines. The Compensation Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect or exclude certain unusual events that may occur during the performance period. If there is an Incentive Plan Change in Control the Compensation Committee will determine promptly, in its discretion, whether and to what extent the performance criteria have been met or will be deemed to have been met for the year in which the Incentive Plan Change in Control occurs and for any completed performance period for which a determination under the plan has not been made. If the Committee determines the criteria have been met, participants will receive their bonuses as soon as practicable, but in no event more than 30 days after the determination.

Pursuant to the terms of the Incentive Compensation Plan, no executive officer or other participant may receive a bonus, with respect to any fiscal year, in excess of $5.0 million. The Compensation Committee has absolute discretion to reduce or eliminate the amount otherwise payable under the Incentive Compensation Plan and to establish rules or procedures which limit the amount payable to a participant to an amount that is less than the amount otherwise approved as that participant’s incentive bonus, except that following an Incentive Plan Change in Control the Compensation Committee continues to have such right only in the event that a participant engages in misconduct or materially fails to fulfill his or her duties, in each case, as determined by the Compensation Committee. Payments made under the Incentive Compensation Plan are intended to qualify as “performance based” compensation and be exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code.

Chart Industries, Inc. Cash Incentive Plan

If approved and adopted by stockholders, new cash incentive awards for future periods commencing after stockholder approval, if any, will be awarded under the Chart Industries, Inc. Cash Incentive Plan. For a description of the Cash Incentive Plan, see “Proposal 4—Approval and Adoption of the Chart Industries, Inc. Cash Incentive Plan” below.

Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan and the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan

The Omnibus Equity Plan was initially adopted by our Board of Directors and approved by stockholders on May 19, 2009 and amended and restated effective May 24, 2012. The Omnibus Equity Plan replaced our 2005 Stock Incentive Plan as the source of ongoing equity compensation awards. The purpose of the Omnibus Equity Plan is to attract and retain skilled and qualified officers, employees and directors who are expected to contribute to our long-term success by providing long-term incentive compensation opportunities competitive with those made available by other companies, to motivate participants to achieve the long-term success and growth of the Company, to facilitate ownership of shares of the Company, and to align the interests of participants with those of our stockholders.

Both the Omnibus Equity Plan and the 2005 Stock Incentive Plan provide for grants of (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, and (5) other stock-based grants, including shares of our Common Stock awarded to our non-employee directors, executive officers, other key employees and consultants. As of March 25, 2014, there were 641,446 shares reserved for issuance and 2,083,025 shares available for future awards under the Omnibus Equity Plan. As of March 25, 2014, there were 138,925 shares of Common Stock reserved for issuance under the 2005 Stock Incentive Plan. No new grants will be made under the 2005 Stock Incentive Plan, but we expect shares will be issued in the future under outstanding awards. For information about Common Stock issuable under the Omnibus Equity Plan and 2005 Stock Incentive Plan at December 31, 2013, see “Equity Compensation Plan Information.”

Both the Omnibus Equity Plan and 2005 Stock Incentive Plan are administered by our Board of Directors, which has delegated its duties and powers to our Compensation Committee. The Compensation Committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the Omnibus Equity Plan or the 2005 Stock Incentive Plan and to waive any such terms and conditions at any time. The Compensation Committee is authorized to interpret the Omnibus Equity Plan and the 2005 Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Omnibus Equity Plan or the 2005 Stock Incentive Plan and to make any other determinations that it deems necessary or desirable for the administration of the Omnibus Equity Plan or the 2005 Stock Incentive Plan. The Compensation Committee is authorized to correct any defect or supply any omission or reconcile any inconsistency in either plan in the manner and to the extent the committee deems necessary or desirable.

An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by our Compensation Committee, by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months (or such other period as established from time to time by the Committee consistent with the applicable plan), (3) in a combination of cash and shares of Common Stock (as qualified by clause (2)), (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of Common Stock being purchased or (5) through such cashless exercise procedures as the Committee may permit. Holders who are subject to the withholding of federal and state income tax as a result of vesting or grant of an award under our Omnibus Equity Plan or 2005 Stock Incentive Plan may satisfy the income tax withholding obligation through the withholding of a portion of the shares of Common Stock to be received under such procedures as our Compensation Committee may approve.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table and related notes and discussion present information about equity awards held by our named executive officers at December 31, 2013.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(15)
Samuel F. Thomas	18,300	(2)	—		27.74	8/02/2017
	18,950	(3)	—		30.95	1/02/2018
	50,000	(4)	—		11.00	1/02/2019
	35,377	(5)	11,793	(5)	17.03	1/04/2020
	16,535	(6)	16,535	(6)	36.45	1/03/2021
	5,352	(7)	16,058	(7)	55.93	1/03/2022
	—		19,470	(8)	68.21	1/02/2023
	—		—		—	—	19,485	(9)	$1,863,545
							10,612	(10)	1,014,932
							9,980	(11)	954,487
							4,331	(12)	414,217
							8,840	(13)	845,458
							11,650	(14)	1,114,206
Michael F. Biehl	—		2,750	(5)	17.03	1/04/2020
	—		3,620	(6)	36.45	1/03/2021
	—		4,380	(7)	55.93	1/03/2022
	—		4,800	(8)	68.21	1/02/2023
	—		—		—	—	4,260	(9)	$407,426
							2,884	(10)	275,826
							2,460	(11)	235,274
							947	(12)	90,571
							2,410	(13)	230,492
							2,870	(14)	274,487
Matthew J. Klaben	3,020	(3)	—		30.95	1/02/2018
	5,210	(4)	—		11.00	1/02/2019
	4,297	(5)	1,433	(5)	17.03	1/04/2020
	1,780	(6)	1,780	(6)	36.45	1/03/2021
	750	(7)	2,250	(7)	55.93	1/03/2022
	—		2,800	(8)	68.21	1/02/2023
	—		—		—	—	2,085	(9)	$199,409
							1,484	(10)	141,930
							1,430	(11)	136,765
							464	(12)	44,377
							1,240	(13)	118,594
							1,670	(14)	159,719
Kenneth J. Webster	—		965	(5)	17.03	1/04/2020
	1,295	(6)	1,295	(6)	36.45	1/03/2021
	380	(7)	1,140	(7)	55.93	1/03/2022
	—		1,310	(8)	68.21	1/02/2023
	—		—		—	—
							1,530	(9)	$146,329
							756	(10)	72,304
							670	(11)	64,079
							341	(12)	32,613
							630	(13)	60,253
							780	(14)	74,599

(1)	The securities underlying options granted in 2011, 2012 and 2013 are also included in the aggregate grant date fair value in the “Option Awards” column of the 2013 Summary Compensation Table.
(2)	The securities underlying these options represent options granted on August 2, 2007 under the 2005 Stock Incentive Plan which vested annually in equal installments over four years based on continued service.
(3)	The securities underlying these options represent options granted on January 2, 2008 under the 2005 Stock Incentive Plan which vested annually in equal installments over four years based on continued service.
(4)	The securities underlying these options represent options granted on January 2, 2009 under the 2005 Stock Incentive Plan which vested annually in equal installments over four years based on continued service.
(5)	The securities underlying these options represent options granted on January 4, 2010 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.
(6)	The securities underlying these options represent options granted on January 3, 2011 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.
(7)	The securities underlying these options represent options granted on January 3, 2012 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.
(8)	The securities underlying these options represent options granted on January 2, 2013 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service. These stock options are also included in the “All Other Option Awards” column of the 2013 Grants of Plan-Based Awards Table.
(9)	These performance units were granted on January 3, 2011 pursuant to the Omnibus Equity Plan. The number and value of the performance units granted on January 3, 2011 is shown in the table at the maximum level for such awards (150%), as 150% of the awards vested on February 20, 2014. Detail regarding the performance units is reported in the “2013 Summary Compensation Table”.
(10)	These performance units were granted on January 3, 2012 pursuant to the Omnibus Equity Plan. Detail regarding the performance units is reported in the “2013 Summary Compensation Table”. In accordance with Instruction 3 to Item 402(f)(2) of SEC Regulation S-K, the number and value of the performance units granted on January 3, 2012 is shown at 140% of the award level, based on information available for performance through December 31, 2013 that 140% of the performance units granted in 2012 would have vested had such performance period ended on December 31, 2013.
(11)	These performance units were granted on January 2, 2013 pursuant to the Omnibus Equity Plan. Detail regarding the performance units is reported in the “2013 Summary Compensation Table” and is included in the Compensation Discussion and Analysis. These performance unit awards are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2013 Grants of Plan-Based Awards Table.
(12)	These restricted stock awards were granted on January 3, 2011 pursuant to the Omnibus Equity Plan. The restricted stock awards vest in equal installments on each of the first three anniversaries of the date of grant. Detail regarding the restricted stock is reported in the “2013 Summary Compensation Table”.
(13)	These leveraged restricted stock unit awards were granted on January 3, 2012 pursuant to the Omnibus Equity Plan. Detail regarding the leveraged restricted stock units is reported in the “2013 Summary Compensation Table”.
(14)	These leveraged restricted stock unit awards were granted on January 2, 2013 pursuant to the Omnibus Equity Plan. Detail regarding the leveraged restricted stock units is reported in the “2013 Summary Compensation Table” and is included in the Compensation Discussion and Analysis. These leveraged restricted stock units are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2013 Grants of Plan-Based Awards Table.
(15)	Calculated based on a December 31, 2013 closing price of $95.64 per share.

2013 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information about the number of shares issued upon option exercises, restricted stock and performance unit vesting, and the value realized upon exercise or vesting, by our named executive officers in 2013.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Samuel F. Thomas	64,264	$4,735,877	18,804	$1,286,889
Michael F. Biehl	8,458	504,544	4,044	276,758
Matthew J. Klaben	2,900	159,189	2,077	142,145
Kenneth J. Webster	2,770	186,184	1,427	97,658

(1)	Represents shares acquired in connection with the vesting on January 3, 2013 and on February 22, 2013 of one-third of the restricted stock awards granted on January 3, 2011 and February 22, 2010, respectively.

2013 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table and related notes and discussion present information about the amount of compensation deferred, and the earnings accrued thereon, by our named executive officers in 2013. Pursuant to the terms of the Deferred Income Plan, on February 3, 2014 the Company made contributions in the amounts of $82,088, $35,518, $17,686 and $ 4,485 for 2013 for Messrs. Thomas, Biehl, Klaben and Webster, respectively, which are included in the “2013 Summary Compensation Table” under “All Other Compensation.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Samuel F. Thomas	$—	$82,088	$94,294	$—	$735,484	(2)
Michael F. Biehl	18,718	35,518	9,244	—	159,424
Matthew J. Klaben	7,284	17,686	12,052	—	109,246
Kenneth J. Webster	—	4,485	1	—	14,756

(1)	Balance includes amounts previously reported in the 2012 Nonqualified Deferred Compensation Table in the Company’s 2013 proxy statement for each individual in the following amounts: Mr. Thomas, $559,102, Mr. Biehl, $95,944, Mr. Klaben, $72,224 and Mr. Webster, $10,270.
(2)	Includes amounts deferred under the Company’s prior deferred income plan.

The Deferred Income Plan provides for, among other things:

•

participation for the year in which the participant is deferring (the “Deferral Year”) by (i) employees with base compensation and bonus actually paid or projected to be paid for the year prior to the Deferral Year at or above the maximum annual amount ($255,000 for 2013) that may be taken into account for purposes of the tax-qualified Chart Industries, Inc. 401(k) Investment and Savings Plan (the “Savings Plan”), and (ii) any employee who was deferring compensation as of June 30, 2010 under the prior Voluntary Deferred Income Plan;

•	deferrals of up to 100% of each participant’s base salary and bonus actually paid or due in the Deferral Year;

•

beginning in 2011, matching contributions on deferrals under the Deferred Income Plan made in accordance with the formula applicable to the participant under the Savings Plan but only with respect to the part of the participant’s compensation that exceeds the maximum annual amount, which is $260,000 for 2014;

•

beginning on July 1, 2010, profit sharing contributions (whether or not any compensation is actually deferred under the Deferred Income Plan) with respect to the part of the participant’s compensation that cannot be taken into account under the Savings Plan in accordance with the formula applicable to the participant under the Savings Plan. For 2013, profit sharing contributions were made only with respect to base pay earned if such base pay paid during the calendar year is greater than $255,000; and

•

automatic full vesting on participant deferrals, with matching contributions and profit sharing contributions vesting 20% per year of the participant’s service with the Company, with automatic full vesting after five years of service or, if earlier, attainment of age 65 (with participants already vested under the Savings Plan being fully vested under the Deferred Income Plan) or upon a change in control (as defined in the Deferred Income Plan).

Pursuant to the Company’s Deferred Income Plan, eligible employees are entitled to elect to defer up to 100% of their compensation, consisting of total salary, bonuses and commissions payable in a calendar year. Regardless of the circumstances under which a participant’s relationship with the Company terminates, all deferrals made pursuant to the plan will be fully vested. Contributions made by the Company, and any gains or losses on such contributions, vest ratably after five years of service under the Deferred Income Plan. Generally, deferral elections are made by participants in the taxable year immediately prior to the taxable year to which the deferral pertains, and are effective as of the first day of such taxable year. The Deferred Income Plan is unfunded and all benefits under the plan are payable solely from the general assets of the Company.

Benefits under the Deferred Income Plan are payable upon the participant’s reaching his or her normal or early retirement date or termination of employment. Payments are made either in a lump sum, or in equal annual installments for a period of up to ten years, as designated by the participant at the time of deferral. Payments may be accelerated under the Deferred Income Plan in the event that (1) a “change in control” (as defined under the Deferred Income Plan) occurs; (2) a participant has an unforeseeable emergency; (3) a participant becomes disabled; or (4) death occurs prior to completion of payment of benefits. The Company would not expect to permit a participant to receive more than one distribution as a result of an unforeseeable emergency in any calendar year. A participant may also elect to receive an in-service distribution at the time of completing an election of deferral, and such payment is payable in a lump sum on the designated in-service withdrawal date. For information regarding post-termination payments under the plan, see “Other Potential Post-Employment Payments.”

Participants in the Deferred Income Plan may direct the investment of their balance held within the plan among a number of alternative investment fund options, and earnings and losses on participants’ investments are determined based on the individual performance of the underlying investment options. A participant may regularly change his or her investment allocation within the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. Assets held in the rabbi trust are available to our general creditors in the event of our insolvency.

Notwithstanding anything in the Deferred Income Plan to the contrary, the Deferred Income Plan is administered in accordance with the requirements of, or to meet the requirements for exemption from, Section 409A of the Internal Revenue Code.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The table below and related notes and discussion summarize certain information related to the amount of compensation payable to each of the named executive officers of our Company under their respective Employment Agreements in the event of termination of the executive’s employment due to resignation without good reason and termination for cause, involuntary termination without cause or resignation with good reason and not within two years after a Change in Control, death, disability or retirement, and involuntary termination without cause or resignation with good reason within two years after a Change in Control, and upon a Change in Control.

Payments made upon Involuntary Termination for “Cause” or Resignation without “Good Reason”

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements, in the event that a named executive officer is terminated by us for “Cause” or resigns without “Good Reason,” he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination. Under the terms of the Employment Agreements, “Cause” is defined as the executive’s willful failure to perform duties, commission of, or plea of guilty or no contest to a felony or crime involving moral turpitude, willful malfeasance or misconduct which is demonstrably injurious to us or our subsidiaries, material breach of the material terms of the agreement, commission of an act of gross negligence, corporate waste, disloyalty or unfaithfulness to us which adversely affects our business or that of our subsidiaries or affiliates, or any other act or course of conduct which will demonstrably have a material adverse effect on us or a subsidiary or an affiliate’s business. “Good Reason” is defined as: (i) a material diminution in executive’s base salary (excluding any general salary reduction similarly affecting substantially all other senior executives of the Company as a result of a material adverse change in the Company’s prospects or business); (ii) a material diminution in executive’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which executive must perform services; or (iv) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason, the unvested portion of all stock options will be cancelled.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason during the performance period, all performance units will be cancelled.

Treatment of Restricted Stock. Under the terms of the restricted stock agreements under which restricted stock was awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason, any unvested restricted stock will be cancelled.

Treatment of Leveraged Restricted Share Units. Under the terms of the leveraged restricted share unit agreements under which leveraged restricted share units were awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason during the performance period, any unvested leveraged restricted share units will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to (1) conviction of certain crimes enumerated in the Deferred Income Plan or (2) any breach of the duty of loyalty to us, any acts of omission in the performance of a participant’s Company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of a participant’s Company duties from which the participant derived an improper personal benefit (“Cause” under the Deferred Income Plan), the participant will not be entitled to receive any benefits or payments under the terms of the plan, other than the participant’s deferrals. If a participant’s employment is terminated for resignation without Good Reason, the participant will be entitled to receive benefits and payments based on the participant’s vested account.

Payments made upon Involuntary Termination Without Cause or Resignation for “Good Reason”

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason not within two years of a Change in Control, he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under—“Restrictive Covenants that Apply During and After Termination of Employment”, (1) a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 200%; Mr. Biehl, 150%; and all other officers, 100%; and (2) continued coverage under the Company’s group health plans for the following period, depending upon the executive’s position: Mr. Thomas, 24 months; Mr. Biehl, 18 months; and all other executives, 12 months. To the extent that continued coverage is not permissible under the terms of such plans beyond eighteen months, we may instead pay an amount equal to the premium subsidy we would have otherwise paid on the executive officer’s behalf for such coverage.

Pursuant to the Employment Agreement amendments effective as of January 1, 2014, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason not within two years of a Change in Control, he will be entitled to receive a lump sum payment (instead of the lump sum payment described above, which does not apply after December 31, 2013) equal to the following percentage of the sum of executive’s base salary and the greater of current target annual bonus or the target bonus for the fiscal year immediately preceding the fiscal year in which the termination occurred: Mr. Thomas, 200%; Mr. Biehl, 150%; and all other officers, 100%.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason, any unvested stock options will be cancelled.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason during the performance period, all performance units will be cancelled.

Treatment of Restricted Stock. Under the terms of the restricted stock agreements under which restricted stock was awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason, any unvested restricted stock will be cancelled.

Treatment of Leveraged Restricted Share Units. Under the terms of the leveraged restricted share unit agreements under which leveraged restricted share units were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason during the performance period, any unvested leveraged restricted share units will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated by us without Cause or by resignation for Good Reason, the participant will be entitled to receive benefits and payments based upon the participant’s vested account.

Payments made upon Termination by Reason of Death or Disability; Retirement

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements, in the event that a named executive officer is terminated by reason of death or ceases to be employed as a result of disability he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, a pro rata portion of the annual bonus, if any, that the executive would have been entitled to receive for the year in which the termination occurs, based on our actual results for the year and the percentage of the fiscal year that has elapsed through the date of the executive’s termination of employment.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the executive officers, in the event that a named executive officer is terminated due to death or disability, stock options will become immediately vested. Under the terms of the stock option agreements governing stock options awarded in the event a named executive officer is terminated due to retirement upon reaching the age of 60, provided the executive has completed 10 years of service with us (“Retirement”), the options will continue to vest and become exercisable as if the officer had remained employed.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated due to Retirement, death or disability during the performance period, the executive (or his or her beneficiary or beneficiaries) shall be entitled to a pro-rated number of units calculated by multiplying (x) by (y) where: (x) is the number of Shares, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the number of months in the performance period. Mr. Thomas was the only executive eligible for Retirement on December 31, 2013, and accordingly, the table below presents benefits associated with Retirement for Mr. Thomas.

Treatment of Restricted Stock. Under the terms of the restricted stock agreements under which restricted stock was awarded to the named executive officers in 2011, in the event that a named executive officer is terminated as a result of death or disability or as the result of the participant’s Retirement with the Committee’s approval, the restricted stock, together with any shares issued as a result of the investment of dividends attributable to the restricted stock will, to the extent not then vested and not previously canceled, immediately become fully vested as of the date of the death or disability or Retirement with Committee approval.

Treatment of Leveraged Restricted Share Units. Under the terms of the leveraged restricted share unit agreements under which leveraged restricted share units were awarded to the named executive officers, in the event that a named executive officer is terminated as a result of death or disability or as the result of Retirement with the Committee’s approval, 50% of the leveraged restricted share units, together with any shares issued as a result of the investment of dividends attributable to the leveraged restricted share units will, to the extent not then vested and not previously canceled, immediately become fully vested as of the date of the death or disability or Retirement with Committee approval. An additional pro-rated number of 50% of the leveraged restricted share units will vest as of the earlier of the original vesting date specified in the leveraged restricted share unit agreement or upon a Change in Control as defined in the leveraged restricted share unit agreement, with proration determined based on length of service during the performance period in a manner similar to our performance units.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to death, disability or Retirement, the benefit payable to the participant under the Deferred Income Plan will fully vest, to the extent not previously vested. All our executive officers’ benefits under this plan are currently vested based on service with us.

Payments made upon Expiration of Employment Term

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination. No named executive officer’s Employment

Agreement could have terminated on December 31, 2013, as a result of the rolling term of the agreement, since we could not have provided the required notice before expiration under the terms of the applicable agreement. Accordingly, no benefits are shown in the table below related to expiration of the Employment Agreement term on December 31, 2013.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the executive officers, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, the unvested portion of all options will be cancelled by us without consideration.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated upon expiration of the employment term without renewal during the performance period, all performance units will be cancelled.

Treatment of Restricted Stock. Under the terms of the restricted stock agreements under which restricted stock was awarded to the named executive officers, in the event that a named executive officer is terminated upon expiration of the employment term without renewal, any unvested restricted stock will be cancelled.

Treatment of Leveraged Restricted Share Units. Under the terms of the leveraged restricted share unit agreements under which leveraged restricted share units were awarded to the named executive officers, in the event that a named executive officer is terminated upon expiration of the employment term without renewal, any unvested leveraged restricted share units will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated upon expiration of the employment term without renewal, the participant will be entitled to receive an amount equal to the participant’s vested account.

Payments made Following Change in Control

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements in effect in 2013, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason within two years of a Change in Control, he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under—“Restrictive Covenants that Apply During and After Termination of Employment”, (1) a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 300%; Mr. Biehl, 200%; and all other officers, 100%; and (2) continued coverage under the Company’s group health plans for the following period: Mr. Thomas, 36 months; Mr. Biehl, 24 months; and all other executives, 12 months. The severance payments to be paid to the executive officers upon a termination of employment without Cause or for Good Reason within two years following a Change in Control may be reduced under the Employment Agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment.

Pursuant to the Employment Agreement amendments effective as of January 1, 2014, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason within two years of a Change in Control, he will be entitled to receive a lump sum payment (instead of the lump sum payment described above, which does not apply after December 31, 2013) equal to the following percentage of the sum of his base salary and the greater of his current target annual bonus or the target bonus for the fiscal year immediately preceding the fiscal year in which the Change in Control occurred: Mr. Thomas, 300%; Mr. Biehl, 200%; and all other officers, 100%.

Treatment of Nonqualified Stock Options. Under the terms of the 2005 Stock Incentive Plan and the Omnibus Equity Plan and the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, in the event of the occurrence of any of the following events: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group; (2) any person or group is or becomes the beneficial owner of more than 50% (30% in the case of the Omnibus Equity Plan and the Incentive Compensation Plan) of the total voting power of our voting stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office (each, an “Incentive Plan Change in Control”), the stock options will immediately become fully vested and exercisable.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event of an Incentive Plan Change in Control, (1) the performance requirements shall be deemed to have been satisfied at the greater of either: (i) the target level of the performance requirements as if the entire performance period had elapsed; or (ii) the level of actual achievement of the performance requirements as of the date of the Incentive Plan Change in Control; and (2) the appropriate number of shares, or, if the Committee so elects, cash, shall be issued or paid to the executive not later than 30 days after the date of the Incentive Plan Change in Control.

Treatment of Restricted Stock. Under the terms of the restricted stock agreements under which restricted stock was awarded to the named executive officers, in the event of an Incentive Plan Change in Control, the restricted stock, together with any shares issued as a result of the investment of dividends attributable to the restricted stock will, to the extent not then vested and not previously forfeited or canceled, immediately become fully vested as of the date of the Incentive Plan Change in Control.

Treatment of Leveraged Restricted Share Units. Under the terms of the leveraged restricted share unit agreements under which leveraged restricted share units were awarded to the named executive officers, in the event of an Incentive Plan Change in Control that also meets the definition of a change in control event under applicable regulations under Section 409A of the Internal Revenue Code, the leveraged restricted share units, together with any shares issued as a result of the investment of dividends attributable to the leveraged restricted share units will, to the extent not then vested and not previously forfeited or canceled, immediately become fully vested as of the date of the change in control in an amount equal to the greater of the target amount of leveraged restricted share units or the number of leveraged restricted share units that would have vested if vesting performance were measured on the day immediately preceding the change in control.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event of a change of ownership or effective control of the Company within the meaning of Section 409A of the Internal Revenue Code, a participant’s interest in all amounts credited to the participant’s account under the plans will fully and immediately vest, become nonforfeitable and be distributed in a single lump sum.

Restrictive Covenants that Apply During and After Termination of Employment

Under the Employment Agreements, each executive is required to comply with certain restrictive covenants during his employment term and for the following period following the date of termination: Mr. Thomas, 24 months (extended to 36 months if Change in Control severance is received); Mr. Biehl, 18 months (extended to 24 months if Change in Control severance is received); and all other executives, 12 months (in each case, the “Restricted Period”). During the Restricted Period, the executive shall not, whether on the executive’s own behalf or on behalf of or in conjunction with any person, directly or indirectly compete with the Company or solicit customers or employees of the Company. In addition, the executive may not disclose any confidential information about the Company during or at any time following the employment period.

Potential Post-Employment Payments under the Employment Agreements

Assuming that the employment of each named executive officer was terminated under each of the following circumstances on December 31, 2013, the last business day of 2013, payments made and benefits provided would have the following estimated values:

	Involuntary Termination for Cause/Resignation by Executive without Good Reason	Involuntary Termination without Cause/Resignation by Executive for Good Reason	Disability/Death	Retirement(9)	Change in Control(10)
Cash Severance(1)
Samuel F. Thomas	$—	$3,234,000	$—	$—	$4,851,000
Michael F. Biehl	—	1,066,500	—	—	1,422,000
Matthew J. Klaben	—	496,000	—	—	496,000
Kenneth J. Webster	—	367,500	—	—	367,500

Annual Incentive Plan Bonus(2)
Samuel F. Thomas	—	—	702,689	—	702,689
Michael F. Biehl	—	—	251,757	—	251,757
Matthew J. Klaben	—	—	140,219	—	140,219
Kenneth J. Webster	—	—	97,596	—	97,596

Health and Welfare Benefits(3)
Samuel F. Thomas	—	38,925	—	—	59,818
Michael F. Biehl	—	25,164	—	—	33,818
Matthew J. Klaben	—	19,000	—	—	19,000
Kenneth J. Webster	—	16,407	—	—	16,407

Accelerated vesting of options(4)
Samuel F. Thomas	—	—	3,077,480	—	3,077,480
Michael F. Biehl	—	—	736,039	—	736,039
Matthew J. Klaben	—	—	384,158	—	384,158
Kenneth J. Webster	—	—	233,712	—	233,712

Accelerated vesting of performance units(5)
Samuel F. Thomas	—	—	2,858,329	2,858,329	3,832,964
Michael F. Biehl	—	—	669,735	—	918,527
Matthew J. Klaben	—	—	339,618	—	478,104
Kenneth J. Webster	—	—	215,891	—	282,712

Accelerated vesting of restricted stock(6)
Samuel F. Thomas	—	—	414,217	—	414,217
Michael F. Biehl	—	—	90,571	—	90,571
Matthew J. Klaben	—	—	44,377	—	44,377
Kenneth J. Webster	—	—	32,613	—	32,613

Accelerated vesting of leveraged restricted share units(7)
Samuel F. Thomas	—	—	979,832	—	2,474,584
Michael F. Biehl	—	—	252,490	—	638,752
Matthew J. Klaben	—	—	139,156	—	351,315
Kenneth J. Webster	—	—	67,426	—	170,464

Deferred Compensation(8)
Samuel F. Thomas	—	—	—	—	—
Michael F. Biehl	—	—	—	—	—
Matthew J. Klaben	—	—	—	—	—
Kenneth J. Webster	—	—	—	—	—

TOTAL
Samuel F. Thomas	$—	$3,272,925	$8,032,547	$2,858,329	$15,412,752
Michael F. Biehl	—	1,091,664	2,000,592	—	4,091,464
Matthew J. Klaben	—	515,000	1,047,528	—	1,913,173
Kenneth J. Webster	—	383,907	647,238	—	1,201,004

(1)	Cash severance amounts consist of a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 200% (300% if after a Change in Control);

Mr. Biehl, 150% (200% if after a Change in Control); and all other officers, 100%. The amounts in the table do not include accrued but unused vacation, since the policy governing vacation for the executive officers mandates the forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumed termination of employment on the last day of the year. In the event that an executive is terminated prior to the end of the fiscal year, the executive would be entitled to compensation for any unused vacation that could be used prior to the end of the fiscal year. Our executives are presently entitled to the following vacation benefits: Mr. Thomas, five weeks; Mr. Biehl, four weeks; Mr. Klaben, four weeks; and Mr. Webster, four weeks.
(2)	Our Incentive Compensation Plan, under which incentive bonuses were paid for 2013, generally requires a participant to be employed on the day of payment of the bonus, which was March 7, 2014. The bonus amounts payable under the incentive plan are based on the realization of 79.67% of our 2013 performance goals, as set forth under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” portion of the “2013 Grants of Plan-Based Awards Table” above and in the “2013 Summary Compensation Table” above. The Compensation Committee has the authority to exercise negative discretion under the Incentive Compensation Plan to reduce or eliminate incentive bonuses based on certain factors. See “Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table—Equity and Incentive Plan Awards—Chart Industries, Inc. 2009 Incentive Compensation Plan” for additional information about the Compensation Committee’s negative discretion under the Incentive Compensation Plan. The presentation in the table assumes the Compensation Committee did not exercise such negative discretion, which is also limited following an Incentive Plan Change in Control.
(3)	Health and welfare benefits consist of health care and dental. These benefits after termination of employment for 2013 have been calculated based on actual cost to us for 2013. For each year following 2013, costs are approximated based on the actual cost for 2013 plus an assumed 5% annual increase in medical benefits cost and an assumed 3% annual increase in dental benefit cost.
(4)	The value of the stock options that vest upon death or disability or an Incentive Plan Change in Control represents the difference between the aggregate market value of the shares underlying the unvested portion of these options on December 31, 2013, at $95.64 per share, the closing price of our Common Stock on that day, and the aggregate exercise price of the option. In the event of Retirement, stock options continue to vest ratably over a four-year period, without giving effect to the requirement of continuous service.
(5)	In the event of termination due to disability, death, or Retirement, the executive (or his or her beneficiary) is entitled to a pro-rated number of performance units, calculated by multiplying (x) by (y) where: (x) is the number of units, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the total number of months in each performance period. With respect to disability, death, and Retirement, the table reflects the assumption, based on information available for performance through December 31, 2013, that the performance goals for units awarded in 2011 would have vested in an amount equal to 150% of the total amount of performance units granted in 2011. For performance units awarded in 2012, the table reflects the assumption, based on information available for performance through December 31, 2013, that the performance goals for units awarded in 2012 would have resulted in the vesting of 140% of the performance units granted in 2012. For performance units awarded in 2013, the table reflects the assumption that the performance units granted in 2013 will vest at 100% of target levels, even though we are unable to accurately predict the actual performance of the 2013 awards. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” above for more information about these assumptions. Whether or to what extent unvested awards actually will be earned depends on future events. The value of the performance units upon an Incentive Plan Change in Control represents the product of (i) 150% of the total amount of performance units granted in 2011, 140% of the performance units granted in 2012, and the target amount of performance units granted in 2013 and (ii) $95.64 per share, the closing price of our Common Stock on December 31, 2013.
(6)

The value of the restricted stock awards that vest upon death, disability, or an Incentive Plan Change in Control represents the aggregate market value of the shares underlying the unvested portion of the restricted stock awards on December 31, 2013, at $95.64 per share, the closing price of our Common Stock on that day. In the event of Retirement, the executive must receive Compensation Committee approval before any restricted stock not then vested as of the date of Retirement becomes vested.
(7)	With respect to disability or death, the executive is entitled to immediate vesting of 50% of the target amount of the original LRSU award, which is reflected in the table, plus a pro rata amount as of the original vesting date that is not reflected in the table as it is based on our stock price performance for the entire performance period which we cannot predict at this time. With respect to an Incentive Plan Change in Control, the executive is entitled to the immediate vesting of the greater of the target amount of LRSUs or the amount of LRSUs that would have vested if the original vesting date was the day immediately preceding the Incentive Plan Change in Control. Accordingly, the table reflects the vesting of 131.76% of the 2012 LRSU awards based on the absolute share price change of 62.31% from the date of grant to December 30, 2013, and the vesting of 121.47% of the 2013 LRSU awards based on the absolute share price change of 45.15% from the date of grant to December 30, 2013, calculated as provided under the LRSU agreements. In each case, the closing price of our Common Stock on December 31, 2013, $95.64 per share, is used to value any shares that would vest. In the event of Retirement, the executive must receive Compensation Committee approval before any LRSU not then vested as of the date of Retirement becomes vested.
(8)	The Company does not provide above-market returns on any participant balances in the Deferred Income Plans. The executive officers all received Company contributions under the Deferred Compensation Plan for 2013. Since the executives are fully vested in these amounts, they are not recognized in the table. For specific deferred compensation balances, see “2013 Nonqualified Deferred Compensation Table.”
(9)	Mr. Thomas was the only executive officer eligible for Retirement on December 31, 2013, and accordingly, the table does not present any benefits associated with our other executives’ Retirement.
(10)	Assumes termination of employment results from resignation for Good Reason or Involuntary Termination without Cause within two years following a Change in Control.

2013 DIRECTOR COMPENSATION TABLE

The following table and related notes and discussion summarize compensation paid to our non-employee directors for our 2013 fiscal year, presented in accordance with SEC rules.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
W. Douglas Brown	$94,750	$72,500	$167,250
Richard E. Goodrich	85,500	72,500	158,000
Steven W. Krablin	95,750	72,500	168,250
Michael W. Press	106,000	72,500	178,500
James M. Tidwell	36,250	31,250	67,500	(1)
Thomas L. Williams	84,500	72,500	157,000

(1)	Mr. Tidwell served as our director until his death in May 2013. Total compensation paid represents amounts received for services performed as a member of our Board from January—May 2013.

Director Compensation

Directors who are also employees do not receive any additional compensation for services performed as a member of our Board of Directors or any committees thereof. The annual cash retainer for our non-employee directors is $62,500 annually. As of July 1, 2013, the annual value of equity awards for our non-employee directors was raised from $62,500 to $82,500 annually, in order to more competitively compensate our directors relative to peers. We pay the annual cash retainer in equal quarterly installments, and grant on a quarterly basis non-employee director stock awards equal in value to one-quarter of the annual equity retainer then in effect. Our 2013 non-employee director stock awards were made pursuant to our Omnibus Equity Plan and are fully vested on the date of grant. The receipt of stock may be deferred by each director until a later fiscal year after the grant date, or, if elected, until the earlier of the January following separation of service from the board or the occurrence of a change in control, in all cases to the extent permitted under Section 409A of the Internal Revenue Code.

In addition to the compensation described above, our Lead Independent Director, and the chairpersons of our Audit, Compensation, and Nominations and Corporate Governance Committees receive an additional annual cash retainer, in each case paid in equal quarterly installments. As of July 1, 2013, the annual retainer received by our Lead Independent Director was raised from $10,000 to $20,000. The annual retainer received by the chairpersons of our Audit and Compensation Committees was raised from $8,000 to $12,500, and the annual retainer received by the chairperson of our Nominations and Corporate Governance Committee was raised from $5,000 to $8,000. Additionally, we pay our non-employee directors a fee of $2,000 for Board meetings scheduled to be held in person and a fee of $1,000 for Board meetings scheduled to be held telephonically. In connection with meetings of the committees of our Board of Directors, we pay our committee members a fee of $1,000 per committee meeting. Our stock ownership guidelines, as revised December 2013, provide that directors must accumulate investments of at least four times the value of their annual cash retainer in our Common Stock during their first 48 months on our Board. The stock ownership guidelines also require our directors to maintain investments in Company stock at the director guideline level after the expiration of the 48 month period. Shares of our Common Stock issuable upon settlement of stock units or granted as quarterly stock grants will count towards the requirement. As of March 25, 2014, all of our current directors meet the ownership guidelines.

Equity grants in the form of stock awards made to our non-employee directors were granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value of our Common Stock on the date of grant. Other than with respect to regular quarterly stock awards made to our non-employee directors as described above, we do not have any program, plan or policy which requires us to grant equity compensation on specified dates.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of W. Douglas Brown, Richard E. Goodrich, Steven W. Krablin and Thomas L. Williams. None of Messrs. Brown, Goodrich, Krablin or Williams is a present or past employee or officer of ours or any of our subsidiaries. None of our executive officers has served on the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2013 Annual Report on SEC Form 10-K with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for fiscal 2013.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.” In addition, the Audit Committee has discussed with Ernst & Young LLP the firm’s independence from the Company and its management, including the matters in the written disclosures and letter from Ernst & Young LLP pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accountant’s communications with the Audit Committee concerning independence, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of pre-approved non-audit services by Ernst & Young LLP was compatible with maintaining the registered public accounting firm’s independence.

Submitted by the Audit Committee of the Board of Directors as of February 20, 2014.

Steven W. Krablin, Chairman

Richard E. Goodrich

Michael W. Press

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee has reviewed the audit fees of the independent registered public accounting firm. For work performed in regard to fiscal years 2012 and 2013, the Company paid Ernst & Young LLP the following fees for services, as categorized below:

	Fiscal Year 2013	Fiscal Year 2012
Audit fees(1)	$1,660,140	$1,513,450
Audit-related fees(2)	—	146,500
Tax fees(3)	190,150	242,732
All other fees(4)	2,133	1,920
Total fees	$1,852,423	$1,904,602

(1)	Includes fees for audit services principally relating to the annual audit, quarterly reviews and statutory audits required internationally.
(2)	Includes fees for services related to our acquisition activity in 2012.
(3)	Tax compliance, tax advice and tax planning.
(4)	All other services not reported under (1) through (3). The fees listed above represent a subscription fee for online technical accounting guidance.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended December 31, 2013.

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to the audit of each fiscal year, the Audit Committee receives a written report from Ernst & Young LLP describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. All audit-related services, tax services and other services were pre-approved for 2013 by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has selected Ernst & Young LLP to audit our 2014 financial statements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013 about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our Omnibus Equity Plan and our 2005 Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	736,850	$35.54	2,250,143
Equity compensation plans not approved by security holders	—	—	—
Total	736,850	$35.54	2,250,143

(1)

The amount in column (a) includes: (i) 510,446 shares issuable upon the exercise of outstanding stock options; (ii) 9,560 shares subject to vested stock units; (iii) 206,465 shares issuable upon achievement of maximum targets for performance unit and leveraged restricted share unit awards; and (iv) 10,379 shares issuable upon vesting of restricted stock units to foreign grantees in lieu of restricted stock.
(2)	The weighted average exercise price of outstanding options, warrants and rights does not take into account stock unit awards or performance unit awards since these awards do not have an exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10% or greater stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2013.

RELATED PARTY TRANSACTIONS

On March 27, 2007, our Board of Directors adopted written Related Party Transaction Policies and Procedures (the “Policy”), which provides that it is the policy of the Company not to enter into any “Related Party Transaction” (as such term is defined in the Policy) with one of our executive officers, directors or director nominees, or stockholders known to beneficially own over 5% of a class of our voting securities or their related persons, unless either (i) the Audit Committee approves the transaction in accordance with the guidelines set forth in the Policy or (ii) the transaction is approved by a majority of the Company’s disinterested directors. Such Related Party Transactions shall be disclosed in the Company’s SEC filings as and to the extent required by applicable SEC rules and regulations.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young LLP.

The selection of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification; however, we are submitting the appointment of Ernst & Young LLP to the Company’s stockholders for ratification as a matter of good corporate practice and in order to provide a method by which stockholders may communicate their opinion to the Audit Committee. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders.

Our Board of Directors unanimously recommends a vote FOR Proposal No. 2 to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014.

PROPOSAL 3—APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S

EXECUTIVE COMPENSATION

In this Proposal 3, as required by Section 14A of the Exchange Act and pursuant to Rule 14a-21(a) promulgated thereunder, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Although the vote is advisory only and is non-binding, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. Under current Board policy, the stockholder vote for advisory approval of named executive officer compensation will occur annually. The next such vote will occur at our 2015 annual meeting of stockholders.

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience and responsibilities.

Our programs seek to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives, with appropriate governance policies to mitigate risks associated with our programs. Our annual incentives are strongly performance-based, with cash amounts that are tied directly to our annual financial performance. In addition, long-term incentive awards for 2013 were comprised of a mix of stock options, performance units and leveraged restricted share units, which link executive compensation directly to stockholder value and long-term performance while providing meaningful retention incentives. We believe our compensation programs have been effective in achieving our short-and long-term goals.

In 2013, we continued our efforts to grow the Company in an environment of significant demand. In particular, our efforts to serve the LNG fueling infrastructure build out brought solid demand for our LNG equipment in oilfield and transportation applications, including LNG liquefiers and LNG mobile and fixed fuel stations and vehicle tanks, both in the United States and China. We invested in organic growth, expanding our BAHX facility in La Crosse, Wisconsin, and continued to execute on our long-term acquisition strategy in China. We plan to take advantage of other strategic opportunities and acquisitions when such opportunities arise and we are well positioned to realize new opportunities as the markets for our products continue to develop. We also continued to foster a strong balance sheet and generate more than sufficient liquidity to support our business and its growth. We believe we have been successful in creating a strong and profitable cash generating base that is highly leverageable to an environment of increased demand.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

Our Board of Directors unanimously recommends a vote FOR Proposal No. 3 to approve the compensation of the named executive officers as disclosed in this proxy statement.

PROPOSAL 4—APPROVAL AND ADOPTION OF THE CHART INDUSTRIES, INC.

CASH INCENTIVE PLAN

The Board of Directors has adopted the Chart Industries, Inc. Cash Incentive Plan (the “Cash Incentive Plan”), subject to its approval by the Company’s stockholders. If the stockholders approve the Cash Incentive Plan, it will replace the current Chart Industries, Inc. 2009 Incentive Compensation Plan (the “Current Plan”) with respect to new awards for future periods commencing after stockholder approval. The Current Plan will remain in effect for cash incentive awards earned in 2014.

The Company proposes the Cash Incentive Plan for stockholder approval in order to meet certain requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, Section 162(m) of the Code prevents a company from receiving a federal income tax deduction for compensation paid to its Chief Executive Officer and certain of its most highly compensated executive officers in excess of $1 million for any year unless that compensation qualifies as “performance-based compensation” under Section 162(m) of the Code. For a payment to qualify as “performance-based compensation,” our stockholders must approve the material terms of the plan under which the payment is made. Material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which an award’s performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee with respect to an award granted under the plan. Stockholder approval of the Cash Incentive Plan is intended to constitute approval of each of these aspects of the plan.

Because the performance-based compensation exception under Section 162(m) of the Code requires a review of individual facts, and there is limited binding guidance under 162(m), the Company cannot guarantee that the awards under the Cash Incentive Plan to covered employees will qualify for exemption under Section 162(m) of the Code. However, our intention is to have the ability to deduct performance-based awards under the Cash Incentive Plan in compliance with Section 162(m) of the Code.

The affirmative vote of a majority of the shares voting on this proposal is required for approval of the Cash Incentive Plan.

Purpose of the Cash Incentive Plan

The Cash Incentive Plan is a cash incentive compensation plan designed to provide certain employees of the Company and its affiliates with incentive compensation based upon the achievement of pre-established performance goals. The purpose of the Cash Incentive Plan is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance.

Description of the Cash Incentive Plan

The following paragraphs provide a summary of the principal features of the Cash Incentive Plan and its operation. The Cash Incentive Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A, see page A-1.

Eligibility; Awards

Awards may be granted to executive officers and key employees of the Company and its affiliates in the sole discretion of the Committee (as defined below). The Cash Incentive Plan provides for the payment of incentive compensation awards in the form of cash.

Administration

A Committee authorized by the Board of Directors (the “Committee”) will administer the Cash Incentive Plan. Unless otherwise determined by the Board of Directors, the Cash Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Committee may delegate its authority under the Cash Incentive Plan to a subcommittee, so long as such subcommittee consists of at least two outside directors who are members of the Committee.

Performance Criteria

The Committee establishes the performance periods over which performance objectives will be measured. A performance period may be for a fiscal year or a multi-year cycle, as determined by the Committee. No later than 90 days after each performance period begins, the Committee will establish:

•	the performance objective or objectives that must be satisfied for a participant to receive a bonus for such performance period; and

•	the target incentive compensation award for each participant.

Performance objectives will be based upon one or more of the following criteria, as determined by the Committee: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or earnings before interest and taxes); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure or capital expenses; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) costs; (xv) liquidity or cash flow; (xvi) working capital and working capital metrics; (xvii) return on assets; (xviii) assets, debt or net debt; (xix) total return; (xx) customer satisfaction survey performance; (xxi) quality improvement performance; and (xxii) manufacturing productivity performance. The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.

The Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect any of the following events that may occur during the performance period: asset gains or losses; litigation, claims, judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; and any extraordinary, unusual, non-recurring or non-cash items.

Determination of Amounts Payable; Award Limitations

As soon as practicable following the applicable performance period but in no event later than March 15 following the end of the taxable year for which applicable incentive compensation awards are payable, the Committee will:

•	certify in writing whether and to what extent any of the performance objectives established for such performance period have been satisfied;

•

determine for each participant employed as of the last day of the performance period for which the incentive compensation award is payable, the actual incentive compensation award to which such participant is entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Committee may deem appropriate; and

•	cause the incentive compensation award to be paid to the participant by March 15.

No participant may receive an incentive compensation award under the Cash Incentive Plan, with respect to any fiscal year, in excess of $5 million. The Committee has absolute discretion to reduce or eliminate the amount otherwise payable to any participant under the Cash Incentive Plan and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s target incentive compensation award. However, following the occurrence of a change in control of us (as defined in the Cash Incentive Plan), the Committee shall continue to have such right only in the event that a participant engages in misconduct or materially fails to fulfill his or her individual duties, in each case, as determined by the Committee in its sole and absolute discretion.

Change in Control

If there is a change in control, the Committee, as constituted immediately prior to the change in control, shall determine promptly in its discretion whether the performance criteria have been met for the year in which the change in control occurs and for any completed performance period for which a determination under the Cash Incentive Plan has not been made. If the Committee determines the criteria have been met, participants will receive their incentive compensation awards as soon as practicable, but in no event more than 30 days after such determination and in no event later than the March 15 following the end of the year for which the applicable incentive compensation award is payable. The Cash Incentive Plan defines “change in control” generally as the occurrence of any of the following events:

•	the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group;

•

any person or group is or becomes the beneficial owner of more than 30% of the total voting power of our voting stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or

•

during any period of two consecutive years, individuals who at the beginning of such period constituted our Board of Directors (together with any new directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

Termination of Employment

Unless a participant’s employment agreement otherwise provides, if a participant dies or becomes disabled prior to the last day of a performance period, the participant may receive an annual compensation award equal to the compensation award otherwise payable to the participant based upon actual company performance for the applicable performance period, or, if determined by the Committee, based on achievement of targeted performance objectives, pro-rated for the days of employment during the performance period or such other amount as the Committee determines. Unless otherwise determined by the Committee, if a participant’s employment terminates for any reason other than due to death or disability prior to the date on which the incentive compensation award under the Cash Incentive Plan is paid, such participant will not receive an incentive compensation award.

Recoupment

Any bonus or incentive payment awarded under the Cash Incentive Plan will be administered in compliance with Section 10D of the Securities Exchange Act of 1934, as amended, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Company’s common stock is traded. In addition, the Cash Incentive Plan and any awards granted under the plan will be subject to any recoupment or “clawback” policy of the Company adopted pursuant to such law, rules or regulations and may be amended to further such purpose without the consent of any participant.

Amendment and Termination of Plan

Our Board of Directors or the Committee may at any time amend, suspend, discontinue or terminate the Cash Incentive Plan. However, no amendment or termination will adversely affect the right of any participant with respect to any performance period that has already commenced. Unless earlier terminated, the Cash Incentive Plan will expire on the day immediately prior to our first stockholder meeting in 2019 at which directors will be elected.

Tax Matters

As described above, Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any taxable year with respect to each of the Chief Executive Officer and the three next most highly compensated executive officers (other than the Chief Financial Officer). However, certain “performance-based compensation” is not subject to the deduction limit if the compensation is paid based solely on the attainment of pre-established objective performance measures established by a committee of outside directors and the plan providing for such compensation is approved by the stockholders. The Cash Incentive Plan is designed to allow compliance with these requirements. The Cash Incentive Plan also permits the Committee to grant awards that do not meet these requirements if it deems such an award appropriate.

Our Board of Directors unanimously recommends a vote FOR Proposal No. 4 to approve and adopt the Chart Industries, Inc. Cash Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy for the Annual Meeting for 2015, proposals must be received by the Company no later than December 9, 2014. Proposals for inclusion in the proxy statement must comply with the Exchange Act, including Rule 14a-8, as well as with our By-Laws.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting of stockholders. Our By-Laws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company not less than 90 calendar days nor more than the 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. To be eligible for consideration at the 2015 Annual Meeting, proposals that have not been received by December 9, 2014 must be received by the Company between January 22, 2015 and February 21, 2015. In the event the date of the 2015 Annual Meeting is changed by more than 25 calendar days from the first anniversary of the 2014 Annual Meeting, stockholder notice must be received not later than the close of business on the 10th calendar day following the date on which notice of the Annual Meeting was mailed or public announcement of the date is made, whichever first occurs. These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

********************

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to our Secretary at One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Samuel F. Thomas

Chairman, Chief Executive Officer and President

Garfield Heights, Ohio

Appendix A

CHART INDUSTRIES, INC.

CASH INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to enable the Company and its Affiliates to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	“Affiliate” shall mean, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with such entity within the meaning of Section 414(b) or 414(c) of the Code.

(c)	“Beneficial Owner” shall mean a “beneficial owner,” as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Change in Control” means, unless the Committee specifies otherwise, the occurrence of any of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or “group” (as such term is defined in Sections 13(d)(3) or 14(d)(2) of the Act) other than the Permitted Holders; (ii) any Person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	“Committee” shall mean the outside directors of the Compensation Committee of the Board.

(h)	“Company” shall mean Chart Industries, Inc., a Delaware corporation.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended

(j)	“Participant” shall mean each executive officer of the Company and other key employee of the Company or an Affiliate whom the Committee designates as a participant under the Plan.

(k)	“Performance Period” shall mean each fiscal year or multi-year cycle as determined by the Committee.

(l)	“Permitted Holder” shall mean, as of the date of determination, any employee benefit plan (or trust forming a part thereof) maintained by (i) the Company or its Affiliates or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(m)	“Person” shall mean a “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor sections thereto).

(n)	“Plan” shall mean the Chart Industries, Inc. Cash Incentive Plan, as set forth herein and as may be amended from time to time.

(o)	“Share” shall mean a share of common stock of the Company.

(p)	“Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Administration

The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or an Affiliate) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct. The Committee may delegate its authority under this Plan in whole or in part to any subcommittee thereof, as long as such subcommittee consists of at least two outside directors who are members of the Committee.

4.	Bonuses

(a) Performance Criteria. No later than 90 days after each Performance Period begins, the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or earnings before interest and taxes); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure or capital expenses; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) costs; (xv) liquidity or cash flow; (xvi) working capital and working capital metrics; (xvii) return on assets; (xviii) assets, debt or net debt; (xix) total return; (xx) customer satisfaction survey performance; (xxi) quality improvement performance; and (xxii) manufacturing productivity performance. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. The Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect any of the following events that may occur during the Performance Period: (1) asset gains or losses; (2) litigation, claims, judgments or settlements; (3) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (4) accruals for reorganization and restructuring programs; and (5) any extraordinary, unusual, non-recurring or non-cash items.

(b) Target Incentive Bonuses. No later than 90 days after each Performance Period begins, the Committee shall establish target incentive bonuses for each individual Participant.

(c) Determination of Amounts Payable. As soon as practicable after the Performance Period ends, but in no event later than the March 15 next following the end of the taxable year for which the applicable bonuses are payable, the Committee shall: (x) certify in writing whether and to what extent any of the performance objectives established for the relevant Performance Period under Section 4(a) have been satisfied (such certification may be reflected by minutes of a meeting of the Committee); (y) determine for each Participant who is employed by the Company or one of its Affiliates on the last day of the Performance Period for which the bonus is payable, the actual bonus to which such Participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Committee may deem appropriate; and (z) cause such bonus to be paid to such Participant by such March 15. Any provision of this Plan notwithstanding, in no event shall any Participant receive a bonus under this Plan for any fiscal year of the Company in excess of $5 million.

(d) Negative Discretion. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(c) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c); provided, however, that, following the occurrence of a Change in Control, unless required under Section 10D of the Exchange Act, the Committee shall continue to have such right only in the event that a Participant engages in misconduct or materially fails to fulfill his or her individual duties, in each case, as determined by the Committee in its sole and absolute discretion.

(e) Death or Disability. Subject to the rights of a Participant under his or her employment agreement, if applicable, if a Participant dies or becomes disabled prior to the last day of the Performance Period for which the bonus is payable, such Participant may receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or disability occurs prior to and including the date of the Participant’s death or disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(f) Other Termination of Employment. Unless otherwise determined by the Committee and except as may otherwise be provided in Section 4(e) above, no bonuses shall be payable under this Plan to any Participant whose employment terminates prior to the date on which such bonus payments are made.

(g) Change in Control. In the event of a Change in Control, the Committee (as constituted immediately prior to the Change in Control) shall, in its sole discretion, promptly determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change in Control occurs and for any completed Performance Period for which a determination has not yet been made under Section 4(c). If the performance criteria are so determined to have been met, then Participants to whom such criteria relate shall receive their related bonuses as soon as practicable, but in no event more than 30 days following such determination.

(h) Recoupment. Any bonus or incentive payment awarded under this Plan will be administered in compliance with Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the common stock of the Company is traded, and subject to any recoupment or “clawback” policy of the Company adopted pursuant to such law, rules, or regulations and may be amended to further such purpose without the consent of any Participant.

5.	Payment

(a) In General. Any bonus amount determined to be payable to a Participant under subsections (c), (e), (f) and (g) of Section 4 shall be paid to such Participant by the March 15 next following the end of the taxable year for which the applicable bonuses are payable.

(b) Form of Payment. All bonuses payable under this Plan shall be payable in cash.

6.	General Provisions

(a) Effectiveness of the Plan. The Plan shall become effective on the date of stockholder approval. Unless earlier terminated, the Plan shall terminate on the day immediately prior to the first meeting of the stockholders of the Company in 2019 at which directors will be elected.

(b) Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any Performance Period which has already commenced.

(c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural Person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d) No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Affiliates. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(e) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(f) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(g) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

(h) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

(j) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(k) Compliance with Section 409A. The parties intend that this Plan be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. The Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

(l) Key Employee Participants. The Committee may, in its sole discretion, require key employees who are not executive officers to satisfy performance criteria other than those set forth in Section 4(a) and otherwise establish terms of participation without meeting the requirements of Section 162(m) of the Code and the implementing provisions of this Plan.

ATTN: CORPORATE SECRETARY ONE INFINITY CORPORATE CENTRE DRIVE SUITE 300 GARFIELD HEIGHTS, OH 44125

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Chart Industries, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M70515-P48301 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — DETACH AND RETURN THIS PORTION ONLY

CHART INDUSTRIES, INC.			For	Withhold	For All
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors			All	All	Except
(1)	Election of the following nominees to serve on the Board of Directors of the Company:		☐	☐	☐

Nominees:
	01) Samuel F. Thomas	05) Steven W. Krablin
	02) W. Douglas Brown	06) Michael W. Press
	03) Richard E. Goodrich	07) Elizabeth G. Spomer
	04) Terrence J. Keating	08) Thomas L. Williams

Vote on Proposals
		For	Against	Abstain
(2)	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

(3)	Approval, on an advisory basis, of the Company’s executive compensation.	☐	☐	☐

(4)	To approve and adopt the Chart Industries, Inc. Cash Incentive Plan.	☐	☐	☐

In their discretion to act on any other matters that may properly come before the meeting. The Board of Directors recommends you vote “FOR” the nominees and “FOR” proposals (2), (3) and (4) above.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure the shares of Common Stock are represented at the meeting by promptly returning the proxy in the enclosed envelope.

(Continued from reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 22, 2014:

The Proxy Statement and Annual Report are available at www.chartindustries.com/proxy2014.

ä         If you have not voted via the Internet or telephone, please fold and detach card at

perforation and return the bottom portion in the enclosed envelope.        ä

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

M70516-P48301

CHART INDUSTRIES, INC.

PROXY FOR COMMON STOCK

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting of Stockholders on May 22, 2014

The undersigned hereby (i) appoints Michael F. Biehl and Matthew J. Klaben, and each of them, his true and lawful agents and proxy holders with full power of substitution in each to appear and vote all of the Common Stock of Chart Industries, Inc. (the “Company”) that the undersigned will be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at One Infinity Corporate Centre Drive, 1st Floor, Garfield Heights, Ohio 44125-5370 on May 22, 2014 at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Stock of the Company represented by this proxy as indicated on the reverse side.

The shares of Common Stock represented by this proxy will be voted as indicated in the spaces on the reverse. To the extent that no directions are given with respect to a proposal on the reverse, the shares of Common Stock represented by this proxy will be voted “FOR” the election of the eight nominees to serve on the Board of Directors, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, “FOR” the approval, on an advisory basis, of the Company’s executive compensation and “FOR” the approval and adoption of the Chart Industries, Inc. Cash Incentive Plan. The shares of Common Stock represented by this proxy will be voted in the discretion of the proxy holders on all other matters properly brought before the Annual Meeting and any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holders cannot vote the shares of Common Stock unless you sign and return this card.

Please date, sign and return promptly in the accompanying envelope.